                                                                     EXHIBIT 3.6

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.







                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                   AVAYA INC.


                                    AS SELLER



                                       AND



                              CELESTICA CORPORATION


                                    AS BUYER





                          DATED AS OF FEBRUARY 19, 2001

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
1.
         Definitions...........................................................2
         1.1      Defined Terms................................................2
         1.2      Other Definitional and Interpretive Matters.................12

2.       Purchase and Sale of the Business....................................13
         2.1      Purchase and Sale of Assets.................................13
         2.2      Excluded Assets.............................................14
         2.3      Purchase Price..............................................15
         2.4      Assumed Liabilities.........................................20
         2.5      Excluded Liabilities........................................21
         2.6      Further Assurances; Further Conveyances and Assumptions;
                  Consent of Third Parties....................................21
         2.7      No Licenses.................................................23
         2.8      Bulk Sales Law..............................................23
         2.9      Taxes.......................................................23

3.       Representations and Warranties of Seller.............................24
         3.1      Organization and Qualification..............................24
         3.2      Brokers.....................................................24
         3.3      Authorization; Binding Effect...............................24
         3.4      Non-Contravention; Consents.................................24
         3.5      Title to Property; Principal Equipment......................25
         3.6      Permits, Licenses...........................................25
         3.7      Real Estate.................................................26
         3.8      Compliance With Laws; Litigation............................27
         3.9      Business Employees..........................................27
         3.10     Contracts...................................................28
         3.11     Environmental Matters.......................................28
         3.12     Balance Sheet; Absence of Changes...........................29
         3.13     Intellectual Property.......................................30
         3.14     Sufficiency of Assets.......................................30
         3.15     Inventories.................................................30
         3.16     No Liabilities..............................................31
         3.17     Full Disclosure.............................................31
         3.18     Projections.................................................31
         3.19     No Other Representations or Warranties......................31

4.       Representations and Warranties of Buyer..............................32

                                                                            PAGE
                                                                            ----
         4.1      Organization and Qualification..............................32
         4.2      Authorization; Binding Effect...............................32
         4.3      No Violations...............................................32
         4.4      Brokers.....................................................33
         4.5      No Other Seller Representations and Warranties..............33
         4.6      Sufficiency of Funds........................................34

5.       Certain Covenants....................................................34
         5.1      Access and Information......................................34
         5.2      Conduct of Business.........................................35
         5.3      Tax Reporting and Allocation of Consideration...............37
         5.4      Business Employees..........................................37
         5.5      Collateral Agreements; Leased Equipment.....................39
         5.6      Regulatory Compliance; Thrid Party Consents.................39
         5.7      Contacts with Suppliers, Employees and Customers............40
         5.8      No Negotiation or Solicitation..............................40
         5.9      Environmental Matters.......................................40
         5.10     Saumur, France Facility.....................................43
         5.11     Schedule Updates............................................43

6.       Confidential Nature of Information...................................43
         6.1      Confidentiality Agreement...................................43
         6.2      Seller's Proprietary Information............................44

7.       Closing..............................................................45
         7.1      Transfer....................................................45
         7.2      Initial Closing.............................................46
         7.3      Delayed Closings............................................47
         7.4      Place of Closings...........................................48
         7.5      Contemporaneous Effectiveness...............................48
         7.6      Risk of Loss for Purchased Assets...........................48
         7.7      Risk of Loss for Delayed Shreveport Purchased Asset.........49

8.       Conditions Precedent to Closings.....................................49
         8.1      Conditions Precedent to Initial Closing.....................49
         8.2      Conditions Precedent to Delayed Closings....................51

9.       Status of Agreements.................................................52
         9.1      Effect of Breach............................................52
         9.2      Survival of Representations and Warranties..................52
         9.3      General Agreement to Indemnify..............................53
         9.4      General Procedures for Indemnification......................54

10.      Miscellaneous Provisions.............................................55
         10.1     Notices.....................................................55

                                                                            PAGE
                                                                            ----
         10.2     Expenses....................................................56
         10.3     Entire Agreement; Modification..............................56
         10.4     Assignment; Binding Effect; Severability....................57
         10.5     Governing Law...............................................57
         10.6     Execution in Counterparts...................................57
         10.7     Public Announcement.........................................58
         10.8     No Third-Party Beneficiaries................................58

11.      Termination and Waiver...............................................58
         11.1     Termination.................................................58
         11.2     Effect of Termination.......................................59
         11.3     Waiver of Agreement.........................................59
         11.4     Amendment of Agreement......................................59

SCHEDULES

SCHEDULE 1.1(a)   Excluded Contracts
SCHEDULE 1.1(b)   Governmental Permits
SCHEDULE 1.1(c)   Licenses
SCHEDULE 1.1(d)   Principal Equipment
SCHEDULE 2.1(b)   Shreveport Equipment
SCHEDULE 2.1(c)   Little Rock Leases
SCHEDULE 2.2(j)   Certain Identified Excluded Assets
SCHEDULE 2.4(a)   Shreveport Equipment Leases
SCHEDULE 3.4(b)   Required Consents
SCHEDULE 3.7      Premises
SCHEDULE 3.8(a)   Compliance with Laws
SCHEDULE 3.8(b)   Litigation
SCHEDULE 3.9(a) Represented Employees, Non-Represented Employees, Represented Shreveport Employees
SCHEDULE 3.9(b)   Benefit Plans
SCHEDULE 3.10     Material Contracts
SCHEDULE 3.11     Environmental Matters
SCHEDULE 3.12     Financial Statements
SCHEDULE 3.13     Intellectual Property Matters
SCHEDULE 3.18     Projections
SCHEDULE 4.3(b)   Buyer Consents
SCHEDULE 5.2      Exceptions to Seller's Conduct of Business




EXHIBITS

EXHIBIT A         Form of Assignment and Bill of Sale
EXHIBIT B         Form of Assumption Agreement
EXHIBIT C         Form of Denver Lease
EXHIBIT D         Form of Real Estate Deed
EXHIBIT E         Form of Electronics Manufacturing Services Agreement
EXHIBIT F         Form of Intellectual Property License Agreement
EXHIBIT G         Form of Transition Services Agreement
EXHIBIT H         Intentionally Omitted
EXHIBIT I         Form of Incentive Agreement
EXHIBIT J         Form of Lease Assignment
EXHIBIT K         Saumur, France Facility Term Sheet

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of February 19, 2001 by and between AVAYA INC., a Delaware corporation, having an office at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920 ("SELLER"), and CELESTICA CORPORATION, a Delaware corporation, having an office at 100 Domain Drive, Exeter, New Hampshire 03833-4899 ("BUYER").

                                 R E C I T A L S

         A. WHEREAS, Seller is, among other things, engaged in (X) the manufacturing and repair of printed circuit board assemblies, box build assemblies and business telephone sets for enterprise and voice data products at the Denver Premise and the Shreveport Premise (the "PRODUCT BUSINESS"), (Y) the warehousing and distribution at the Denver Premise and the Shreveport Premise of finished goods products which are manufactured by Seller and its suppliers for sale to Seller's customers (the "DISTRIBUTION BUSINESS") and (Z) the distribution, call center and repair business at the Little Rock Premise (the "REPAIR BUSINESS," and collectively with the Distribution Business and the Product Business, the "BUSINESS");

         B. WHEREAS, the Business is composed of certain assets and liabilities that are currently part of Seller;

         C. WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase and assume from Seller, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

         D. WHEREAS, Seller (or one of its Affiliates, as applicable) and Buyer (or one of its Affiliates, as applicable) desire to enter into each of the Assignment and Bill of Sale, the Assumption Agreement, the EMS Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the Denver Lease, the Real Estate Deed, the Lease Assignments and the Incentive Agreement (collectively, the "COLLATERAL AGREEMENTS").

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         1.1      DEFINED TERMS

         For the purposes of this Agreement, in addition to the words and phrases that are described throughout the body of this Agreement, the following words and phrases shall have the following meanings:


         "AFFILIATE" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         "AGREEMENT" has the meaning assigned in the preamble hereof.

         "ASSET ACQUISITION STATEMENT" has the meaning assigned in Section
5.3 (b).

         "ASSIGNMENT AND BILL OF SALE" means the agreement in substantially the form set forth as EXHIBIT A.

         "ASSUMED LIABILITIES" means the liabilities and obligations of Seller assumed by Buyer pursuant to the Assumption Agreement and Section 2.4.

         "ASSUMPTION AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT B.

         "BENEFIT PLAN" means, in respect of any Business Employee, each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller.

         "BUSINESS" has the meaning assigned in Recital A hereof.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which the principal offices of Seller or Buyer are closed or become closed prior to 2:00 p.m. local time whether in accordance with established company policy or as a result of unanticipated events, including adverse weather conditions.

         "BUSINESS EMPLOYEES" shall mean, collectively, the Represented Employees, the Non-Represented Employees and the Represented Shreveport Employees.

         "BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used primarily in the conduct of the Business at the Denver Premise and the Little Rock Premise or relating primarily to any of the Purchased Assets, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country, but excluding any such items to the extent (i) they are included in, or primarily related to, any Excluded Assets or Excluded Liabilities, (ii) any applicable Law prohibits their transfer or (iii) they are confidential personnel records.

         "BUYER" has the meaning assigned in the preamble hereof.

         "BUYER'S AUDITOR" has the meaning assigned in Section 2.3(a).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., as amended.

         "CLOSING" means any one of the Initial Closing or a Delayed Closing, as applicable.

         "CLOSING DATE" means any one of the Initial Closing Date or a Delayed Closing Date, as applicable.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGREEMENTS" has the meaning assigned in Recital D hereof.

         "CONFIDENTIALITY AGREEMENT" shall mean the agreement between Seller and Buyer dated November 1, 2000.

         "CONSULTANT" has the meaning assigned in Section 5.9.

         "CONTRACTS" means the Equipment Leases and all other Third-Party contracts, agreements, leases and subleases, supply contracts, purchase orders, sales orders and instruments used or held for use primarily in the conduct of the Business at the Premises that will be in effect on the applicable Closing Date to which Seller is a party, (i) for the lease of furniture and office equipment, (ii) for the provision of goods or services by the Business or for the Business, (iii) for the purchase, procurement or supply of raw materials, supplies, Inventory or other components, or (iv) any such contracts, agreements, instruments and leases referred to in clauses (i)-(iii), inclusive, entered into between the date hereof and outstanding as of the applicable Closing Date by Seller; but "Contracts" excludes the Excluded Contracts.

         "COUNSEL FOR BUYER" means Davies Ward Phillips & Vineberg LLP.

         "COUNSEL FOR SELLER" means a corporate counsel of Seller.

         "DELAYED CLOSING" means any one of the Shreveport Delayed Asset Closings or the Denver and Little Rock Inventory Closing, as applicable.

         "DELAYED CLOSING DATE" means any one of the Shreveport Delayed Asset Closing Dates or the Denver and Little Rock Inventory Closing Date, as applicable.


         "DELAYED PURCHASED ASSETS" means, collectively, the Delayed Shreveport Purchased Assets, the Denver and Little Rock Purchased Inventory and the Denver and Little Rock Purchase Orders.

         "DELAYED SHREVEPORT ASSET NET BOOK VALUE" has the meaning assigned in
Section 2.3(b).

         "DELAYED SHREVEPORT ASSET NET BOOK VALUE OF THE THIRD AUDITOR" has the meaning assigned in Section 2.3(b).

         "DELAYED SHREVEPORT PURCHASED ASSETS" means, collectively, the Shreveport Equipment, the Shreveport Purchased Inventory and the Shreveport Contracts and Licenses.

         "DENVER AND LITTLE ROCK INVENTORY CLOSING" means the completion of the purchase and sale of the Denver and Little Rock Purchased Inventory pursuant to and in accordance with the terms of this Agreement.

         "DENVER AND LITTLE ROCK INVENTORY CLOSING DATE" means the date on which the Denver and Little Rock Purchased Inventory are transferred to Buyer pursuant to Section 7.1(c).

         "DENVER AND LITTLE ROCK INVENTORY PURCHASE PRICE" has the meaning assigned in Section 2.3(c).

         "DENVER AND LITTLE ROCK INVENTORY SCHEDULE" has the meaning assigned in
Section 2.3(c).

         "DENVER AND LITTLE ROCK PURCHASE ORDERS" means, collectively, all purchase order Contracts relating to the Denver and Little Rock Purchased Inventory.

         "DENVER AND LITTLE ROCK PURCHASED INVENTORY" means the Purchased Inventory located at each of the Denver Premise and the Little Rock Premise.

         "DENVER INVENTORY" means the Inventory located at the Denver Premise.

         "DENVER LEASE" means the lease to be entered into between Seller and Buyer with respect to the Denver Premise in substantially the form set forth as EXHIBIT C.

         "DENVER PREMISE" means Seller's facility located in Denver, Colorado, as identified on SCHEDULE 3.7.

         "DISTRIBUTION BUSINESS" has the meaning assigned in Recital A hereof.

         "EFFECTIVE TIME" means 11:59 p.m. (New York City Time) on any Closing Date.

         "EMS AGREEMENT" means the Electronics Manufacturing Services Agreement in substantially the form set forth as EXHIBIT E.

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant or other similar restrictions or third party rights affecting the Purchased Assets other than Permitted Encumbrances.

         "ENVIRONMENTAL LAW" means any local, county, state or federal Law that governs the existence of or provides a remedy for the release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, CERCLA or any other similar federal, state, local or county Laws and occupational, health and safety Laws, in each case as in effect on or prior to the applicable Closing Date or, with respect to representations and warranties made on the date hereof, on or prior to the date hereof.

         "ENVIRONMENTAL LIABILITY" has the meaning assigned in Section 2.4(c).

         "EQUIPMENT LEASES" means collectively, (i) all leases for personal computers, servers, machinery, motor vehicles and equipment and other similar items used by Seller primarily in the conduct of the Business at the Denver Premise and the Little Rock Premise and (ii) all leases for personal computers, servers, machinery, motor vehicles and equipment and other similar items used by Seller primarily in the conduct of the Business at the Shreveport Premise which are identified on Schedule 2.4(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means the properties and assets of the Business excluded from the Purchased Assets by Section 2.2.

         "EXCLUDED CONTRACTS" shall mean the contracts, agreements, leases and subleases, supply contracts, purchase orders, sales orders and instruments (i) identified in SCHEDULE 1.1(a), (ii) under which performance by Seller has been completed and for which there is no remaining warranty, maintenance, or support obligation, (iii) related to Excluded Assets or Excluded Liabilities, (iv) relating to any General Purchase Agreements or original equipment manufacturer agreements, (v) relating to development and design services arrangements of Seller, (vi) of Seller relating to consigned products, and (vii) relating to contract manufacturing.

         "EXCLUDED LIABILITIES" means the liabilities and obligations that are not assumed by Buyer as provided in Section 2.5.

         "FIXTURES AND SUPPLIES" means all furniture, furnishings and other tangible personal property owned by Seller and used or held for use primarily in the conduct of the Business and located on the Denver Premise and the Little Rock Premise, including desks, tables, chairs, file cabinets and other storage devices and office supplies but excluding any such items related to Excluded Assets or Excluded Liabilities.

         "GENERAL PURCHASE AGREEMENTS" shall mean Third-Party supply contracts, licenses, leases or other agreements between Seller or its Affiliates and a Third Party pursuant to which Seller or its Affiliates purchase, license or lease products or services from such Third-Party for any of Seller's or an Affiliate's businesses other than solely and exclusively for the Business.

         "GOVERNMENTAL BODY" means any legislative, executive or judicial unit of any governmental entity (federal, state, local or foreign) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

         "GOVERNMENTAL PERMITS" means the governmental permits and licenses, certificates of inspection, registrations, approvals or other authorizations issued to Seller with respect to the Business conducted at the Denver Premise and the Little Rock Premise and necessary for the operation of such Business as currently conducted under applicable Laws set forth on SCHEDULE 1.1(b).

         "HAZARDOUS SUBSTANCE" means any substance that is regulated under any Environmental Law or is deemed by any Environmental Law to be "hazardous," "toxic," a "contaminant," a "waste," a source of contamination or a pollutant.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INCENTIVE AGREEMENT" means the Incentive Agreement to be entered into between Seller, Buyer and Celestica Inc. in substantially the form set forth as
EXHIBIT I.

         "INDEMNIFIED PARTY" has the meaning assigned in Section 9.3(a).

         "INDEMNIFYING PARTY" has the meaning assigned in Section 9.4(a).

         "INITIAL BALANCE SHEET" has the meaning assigned in Section 3.12.

         "INITIAL CLOSING" means the completion of the sale and transfer of the Purchased Assets other than the Delayed Purchased Assets.

         "INITIAL CLOSING DATE" means the later to occur of (i) May 4, 2001, and
(ii) the date that is not more than five (5) Business Days following the date on which the last of the conditions specified in Section 8.1 to be satisfied or waived has been satisfied or waived; provided that such date is no later than June 30, 2001, or such later date as Seller and Buyer may mutually agree.

         "INITIAL DENVER AND LITTLE ROCK INVENTORY NET BOOK VALUE" has the meaning assigned in Section 2.3(c).

         "INITIAL DENVER AND LITTLE ROCK INVENTORY NET BOOK VALUE OF THE THIRD AUDITOR" has the meaning assigned in Section 2.3(c).

         "INITIAL PURCHASE PRICE" has the meaning assigned in Section 2.3(a).

         "INITIAL PURCHASED ASSETS" has the meaning assigned in Section 2.3(a).

         "INITIAL PURCHASED ASSETS SCHEDULE" has the meaning assigned in Section 2.3(a).

         "INITIAL PURCHASED ASSETS NET BOOK VALUE" has the meaning assigned in
Section 2.3(a).

         "INITIAL PURCHASED ASSETS NET BOOK VALUE OF THE THIRD AUDITOR" has the meaning assigned in Section 2.3(a).

         "INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT F.

         "INVENTORY" means (i) all raw materials, work in process, recycled materials, packaging materials, inventoriable supplies, and non-capital spare parts owned by Seller and used or held for use primarily in the conduct of the Product Business, (ii) components used in the repair of products at the Little Rock Premise, and (iii) any rights of Seller to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable, but excluding (X) any inventory related to the Distribution Business, the Excluded Assets or the Excluded Liabilities, and (Y) any finished goods or Third Party original equipment manufacturer products.

         "INVESTIGATION" has the meaning assigned in Section 5.9.

         "IRS" means the U.S. Internal Revenue Service.

         "LAWS" shall mean any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

         "LEASE ASSIGNMENT" means the Lease Assignment to be entered into between Seller and Buyer with respect to the Little Rock Leases in substantially the form set forth as EXHIBIT J.

         "LICENSED INTELLECTUAL PROPERTY" means the Proprietary Information of Seller and its Affiliates licensed to Buyer (or to any of Buyer's Affiliates) pursuant to, and as specifically identified and set forth in, the Intellectual Property License Agreement or the EMS Agreement.

         "LICENSES" means all licenses, agreements and other arrangements identified on SCHEDULE 1.1(c) under which Seller has the right to use any Proprietary Information of a Third Party to the extent used or held for use primarily in the conduct of the Business at the Premises but not the Non-assignable Licenses or any other such items related to Excluded Assets or Excluded Liabilities.

         "LITTLE ROCK INVENTORY" means the Inventory located at the Little Rock Premise.

         "LITTLE ROCK LEASES" means the leases identified on Schedule 2.1(c).

         "LITTLE ROCK PREMISE" means Seller's facility located in Little Rock, Arkansas, as identified on SCHEDULE 3.7.

         "LOSSES" has the meaning assigned in Section 9.3(a).

         "MATERIAL CONTRACTS" has the meaning assigned in Section 3.10.

         "NON-ASSIGNABLE ASSETS" has the meaning assigned in Section 2.6(c).

         "NON-ASSIGNABLE LICENSES" means those Licenses of Proprietary Information to which Seller is the licensee (i) that are not by their terms assignable to Buyer, or (ii) related to other businesses of Seller and are not specifically related to the Business.

         "NON-REPRESENTED EMPLOYEES" shall mean the non-represented employees of the Business employed at either the Denver Premise or the Little Rock Premise as identified on SCHEDULE 3.9(a) (as of the date set forth on such Schedule). Such Non-Represented Employees who accept Buyer's offer of employment in accordance with Section 5.4(a), as of the effective date of their employment with Buyer, shall be referred to as "TRANSFERRED NON-REPRESENTED EMPLOYEES".

         "NOT TO BE ASSIGNED PERMITS" means the Governmental Permits listed on
Schedule 1.1(b) indicated thereon as "Not to be Assigned to Buyer."

          "PENSION PLAN" has the meaning assigned in Section 3.9(b).

         "PERMITTED ENCUMBRANCES" means any (i) Encumbrance that will constitute an Assumed Liability, (ii) liens for taxes, assessments and other governmental charges or of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases government contracts, performance and return of money bonds and similar obligations; provided that such liens are related to obligations which are not due or delinquent, are not registered as Encumbrances against title to any of the Purchased Assets and adequate holdbacks are being maintained as required by applicable legislation, (iv) purchase money liens arising in the ordinary course of business, limited to the property acquired, and created, issued or assumed substantially concurrently with the acquisition of such property, (v) licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business which do not in the aggregate materially detract from the value of the Purchased Assets or materially interfere with the use thereof in the operation of the Business, and (vi) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the conduct of the Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets.

         "PERSON" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

         "PREMISES" means, collectively, the Shreveport Premise, the Little Rock Premise and the Denver Premise.

         "PRINCIPAL EQUIPMENT" means the personal computers, servers, machinery and equipment and other similar items owned and used by Seller primarily in the conduct of the Business at the Denver Premise and the Little Rock Premise (including, without limitation, all material items which are identified on Schedule 1.1(d) as of the date set forth on such Schedule) but not any such items related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items, but only to the extent such rights are assignable.

         "PRODUCT BUSINESS" has the meaning assigned in Recital A hereof.

         "PROPRIETARY INFORMATION" means all intellectual property under the laws of the United States, Canada and other jurisdictions, including all: (i) trade secrets, confidential information and confidential know-how, including all unpatented inventions, customer and supplier lists, formulae, systems, methodologies, ideas, concepts, processes, documents, works, designs, prototypes, materials, technologies, inventor's notes, blueprints, unpublished studies and data, libraries, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals, technical manuals, marketing strategies, and current or proposed business opportunities; (ii) copyrights and all waivers of moral rights associated with copyrights, including all copyrights and moral rights in software, and also rights to graphic design and user interfaces elements and "look and feel", and databases; (iii) industrial designs, design patents and other designs; (iv) mask works and integrated circuit topographies;
(v) patents; (vi) registered and unregistered trade-marks, service marks, sound marks, trade names, brand names, trade dress, indicia, distinguishing guises, logos, insignia, designs, business names, domain names, Internet protocol addresses and classes of Internet protocol addresses, any other source or business identifiers and fictitious characters, and all goodwill associated with the foregoing; and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, documentation, licenses, registered under agreements and other agreements relating to the foregoing.

         "PURCHASE PRICE" has the meaning assigned in Section 2.3(c).

         "PURCHASED ASSETS" has the meaning assigned in Section 2.1.

         "PURCHASED INVENTORY" means, at any Closing Date, Inventory which is required by Buyer for the performance of Buyer's obligations under the EMS Agreement for no more than 90 days after such Closing Date.

         "REAL ESTATE DEED" means the deed with respect to the Little Rock Premise in substantially the form set forth as EXHIBIT D.

         "REASONABLE COMMERCIAL EFFORTS" means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of funds or the incurrence of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

         "REMAINING ASSETS" means, at any time, the Purchased Assets other than the Purchased Assets previously purchased by Buyer pursuant to and in accordance with the terms of this Agreement.

         "REPAIR BUSINESS" has the meaning assigned in Recital A hereof.

         "REPORTS" has the meaning assigned in Section 5.9.

         "REPRESENTED EMPLOYEES" shall mean the employees of the Business represented by the Union and employed at either the Denver Premise or the Little Rock Premise as identified on SCHEDULE 3.9(a) (as of the date set forth on such Schedule). Such Represented Employees who accept Buyer's offer of employment in accordance with Section 5.4(a), as of the effective date of their employment with Buyer, shall be referred to as "TRANSFERRED REPRESENTED EMPLOYEES".

         "REPRESENTED SHREVEPORT EMPLOYEES" shall mean the employees of the Business represented by the Union and employed at the Shreveport Premise as identified on SCHEDULE 3.9(a) (as of the date set forth on such Schedule).

         "REPORTS" has the meaning assigned in Section 5.9.

         "REQUIRED CONSENT" has the meaning assigned in Section 3.4(b).

         "SELLER" has the meaning assigned in the preamble hereof.

         "SELLER'S AUDITOR" has the meaning assigned in Section 2.1(a).

         "SHREVEPORT CONTRACTS AND LICENSES" means the Contracts and Licenses relating to the Business conducted at the Shreveport Premise.

         "SHREVEPORT DELAYED ASSET CLOSING" means, in respect of a purchase and sale of any of the Delayed Shreveport Purchased Assets, the completion of the purchase and sale of such Delayed Shreveport Purchased Assets pursuant to and in accordance with the terms of this Agreement.

         "SHREVEPORT DELAYED ASSET CLOSING DATE" means, in respect of a purchase and sale of any of the Delayed Shreveport Purchased Assets, the date on which such Delayed Shreveport Purchased Assets are purchased by Buyer in accordance with Section 7.1(b).

         "SHREVEPORT DELAYED ASSET SCHEDULE" has the meaning assigned in Section 2.3(b).

         "SHREVEPORT EQUIPMENT" means the personal computers, servers, machinery and equipment and other similar items owned and used by Seller primarily in the conduct of the Business at the Shreveport Premise and which are identified on
Schedule 2.1(b). Shreveport Equipment includes rights to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items, but only to the extent such rights are assignable.

         "SHREVEPORT PURCHASED INVENTORY" means, as at any Shreveport Delayed Asset Closing Date, the Purchased Inventory located at the Shreveport Premise which is to be purchased by Buyer hereunder on such Delayed Shreveport Asset Closing Date.

         "SHREVEPORT PREMISE" means Seller's facility located in Shreveport, Louisiana, as identified on SCHEDULE 3.7.

         "SHREVEPORT PURCHASE PRICE" has the meaning assigned in Section 2.3(b).

          "TAXES" means, all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, license, severance, stamp, premium, environmental (including taxes under Code Section 59A), disability, registration, alternative or add-on minimum, estimated and other taxes, imposed upon any Person by federal, foreign, state, or local Law or taxing authority, together with any interest and any penalties, or additions to tax, with respect to such taxes.

         "THIRD AUDITOR" has the meaning assigned in Section 2.1(a).

         "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

         "THIRD-PARTY CLAIM" has the meaning assigned in Section 9.4(a).

         "TOTAL AGGREGATE AMOUNT" means the sum of (i) the Purchase Price and
(ii) the total consideration paid by Buyer's Affiliate to Seller under the Intellectual Property License Agreement.

         "TRANSFERRED EMPLOYEES" shall mean the Transferred Non-Represented Employees and the Transferred Represented Employees.

         "TRANSITION SERVICES AGREEMENT" means the agreement in substantially the form set forth as EXHIBIT G.

         "UNION" shall mean the International Brotherhood of Electrical Workers.


         1.2      OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

         Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

         CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

         GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

         HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

         HEREIN. The words such as "HEREIN," "HEREINAFTER," "HEREOF," and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         INCLUDING. The word "INCLUDING" or any variation thereof means "INCLUDING, WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

         SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

2.       PURCHASE AND SALE OF THE BUSINESS

         2.1      PURCHASE AND SALE OF ASSETS

         Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the applicable Closing Date, Seller shall grant, bargain, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the right, title and interest in, to and under the Purchased Assets that Seller possesses and has the right to transfer as the same shall exist on such applicable Closing Date. For purposes of this Agreement, "PURCHASED ASSETS" shall mean all the assets, properties and rights used by Seller, whether tangible or intangible, real, personal or mixed, set forth or described in Sections 2.1(a) through 2.1(j), inclusive (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements:

     (a)  the Principal Equipment;

     (b)  the Shreveport Equipment;

     (c)  the Little Rock Premise and the Little Rock Leases;

     (d) the Fixtures and Supplies (but only to the extent such Fixtures and Supplies were allocated to, and used by, the Transferred Employees);

     (e)  the Purchased Inventory;

     (f) the Licensed Intellectual Property (but only to the extent specifically set forth in the Intellectual Property License Agreement or the EMS Agreement);

     (g) the Contracts; provided, however, that each procurement Contract (including without limitation any purchase order) will be assigned to Buyer at the same time the applicable related Purchased Inventory is transferred to Buyer;

     (h) the Licenses;

     (i) the Business Records; and

     (j) the Governmental Permits but only to the extent that such Governmental Permits are assignable or transferable to Buyer and excluding the Not To Be Assigned Permits.

         Seller and Buyer acknowledge and agree that title to all Purchased Assets (including the Delayed Purchased Assets) will transfer from Seller to Buyer within the United States.

         2.2      EXCLUDED ASSETS

         Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and Seller is not selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller, the following (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "EXCLUDED ASSETS"):

     (a) any of Seller's receivables, cash, bank deposits or similar cash items or employee receivables;

     (b) any Proprietary Information of Seller or any of its Affiliates
(other than certain specified rights in the Licensed Intellectual Property as expressly provided under the Intellectual Property License Agreement or the EMS Agreement);

     (c) any (i) confidential personnel records, subject to Section 2.6(a) below, pertaining to any Business Employee; (ii) other books and records that Seller is required by Law to retain or that Seller determines are necessary or advisable to retain; PROVIDED, HOWEVER, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets; and (iii) any information management system of Seller other than those used primarily in the conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to
Section 2.1;

     (d) any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any periods prior to the applicable Closing Date;

     (e) all "Avaya" marked sales and marketing or packaging materials, samples, prototypes, other similar Avaya identified sales and marketing or packaging materials and any marketing studies;

     (f) the Excluded Contracts and the Non-assignable Licenses;

     (g) any of Seller's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of Seller arising out of transactions occurring prior to, and including, the applicable Closing Date;

     (h) any insurance policies or rights to the proceeds thereof;

     (i) the Not To Be Assigned Permits;

     (j) the property or assets specifically identified on SCHEDULE 2.2(j);

     (k) Seller's rights and interests in the Denver Premise (except as specifically contemplated by the Denver Lease) and the Shreveport Premise;

     (l) all Hazardous Substances (other than those otherwise constituting a part of the Purchased Inventory and those Hazardous Substances which come into existence and are released into the environment as a result of the operation of that part of the Business that is transferred to Buyer after a Closing); and

     (m) all other assets, properties, interests and rights of Seller or any Affiliate not related primarily to the Business.

         2.3      PURCHASE PRICE

                  (a)  INITIAL CLOSING.

                           (i) In consideration of the sale, transfer,
assignment, conveyance and delivery by Seller of the Purchased Assets (other than the Delayed Purchased Assets) to Buyer, and in addition to assuming the Assumed Liabilities, Buyer shall pay to Seller at the Initial Closing, (x) Seven Million Dollars ($7,000,000.00) plus (y) the net book value of (A) the Principal Equipment and (B) the Little Rock Premise (collectively, the "INITIAL PURCHASED ASSETS") (as may be adjusted in accordance with this Section 2.3(a), the "INITIAL PURCHASE PRICE") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to Initial Closing. The net book value of the Initial Purchased Assets shall be determined in accordance with this Section 2.3(a).

                           (ii) At least ten (10) Business Days prior to the
Initial Closing, Seller will in good faith prepare and deliver to Buyer a schedule (the "INITIAL PURCHASED ASSETS SCHEDULE") setting forth the net book value of the Initial Purchased Assets as of the Initial Closing Date. The Initial Purchased Assets Schedule shall be prepared in a manner consistent with the preparation of the Initial Balance Sheet. During such ten (10) day period, Seller and Buyer shall jointly conduct a physical inventory of the Principal Equipment. Seller shall provide Buyer full access during reasonable business hours to the Denver Premise and the Little Rock Premise and the relevant records necessary to review the Initial Purchased Assets Schedule. To the extent Buyer agrees with Seller's calculation of the net book value of the Initial Purchased Assets as set forth in the Initial Purchased Assets Schedule, or if Seller and Buyer agree on a different net book value amount, Buyer shall pay Seller on the Initial Closing Date such agreed upon amount. To the extent Buyer and Seller cannot reasonably agree on the net book value of the Initial Purchased Assets by the day immediately prior to the Initial Closing Date, Buyer shall nevertheless be obligated to pay Seller on the Initial Closing Date the net book value amount set forth in the Initial Purchased Assets Schedule, subject to the audit rights set forth in Section 2.3(a)(iii) below.

                           (iii) To the extent Buyer and Seller cannot
reasonably agree on the net book value of the Initial Purchased Assets by the Initial Closing Date, promptly following the Initial Closing Date, Seller's external auditors ("SELLER'S AUDITOR") and Buyer's external auditors ("BUYER'S AUDITOR") shall select a third auditor from Arthur Andersen LLP's New York office (or, if unavailable, another national certified public accounting firm reasonably acceptable to each of Seller and Buyer) (the "THIRD AUDITOR") who shall definitively decide the net book value of the Initial Purchased Assets. The Third Auditor will be given full access by Buyer, during regular business hours, to the relevant records and other work papers necessary to review the Initial Purchased Assets Schedule. Buyer and Seller shall each pay one-half of the fee charged by the Third Auditor, and each shall be solely responsible for any fees charged by auditors of such party.

                           (iv) An amount equal to the net book value of the
Initial Purchased Assets set forth on the Initial Purchased Assets Schedule shall be referred to as the "INITIAL PURCHASED ASSETS NET BOOK VALUE." An amount equal to the net book value of the Initial Purchased Assets as determined by the Third Auditor shall be referred to as the "INITIAL PURCHASED ASSETS NET BOOK VALUE OF THE THIRD AUDITOR." If the Initial Purchased Assets Net

Book Value is less than the Initial Purchased Assets Net Book Value of the Third Auditor, Buyer shall pay the difference between such amounts to Seller in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer, and if the Initial Purchased Assets
Net Book Value is greater than the Initial Purchased Assets Net Book Value of the Third Auditor, then Seller shall pay the difference between such amounts to Buyer in cash by wire transfer of immediately available funds to an account designated by Buyer's written instructions to Seller. Any such payment shall be made on or before 60 calendar days after the Initial Closing Date, and any such payment shall be considered an addition or reduction, as applicable, to the Purchase Price.

          (b)      Shreveport Closings

                           (i) In consideration of the sale, transfer,
assignment, conveyance and delivery by Seller of the applicable Delayed Shreveport Purchased Asset, Buyer shall pay to Seller at the applicable Shreveport Delayed Asset Closing, the net book value of the applicable Delayed Shreveport Purchased Asset (as may be adjusted in accordance with this Section 2.3(b), each, the "APPLICABLE SHREVEPORT PURCHASE PRICE" and collectively, the "SHREVEPORT PURCHASE PRICE") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to the applicable Shreveport Delayed Asset Closing. The net book value of the applicable Delayed Shreveport Purchased Asset purchased at the applicable Shreveport Delayed Asset Closing shall be determined in accordance with this Section 2.3(b).

                           (ii) As close to the applicable Shreveport Delayed
Asset Closing as possible, but in any event not more than three (3) Business Days prior to the applicable Shreveport Delayed Asset Closing, Seller will in good faith prepare and deliver to Buyer a schedule (each, a "SHREVEPORT DELAYED ASSET SCHEDULE") setting forth the net book value of the applicable Delayed Shreveport Purchased Asset as of the applicable Shreveport Delayed Asset Closing Date. Each Shreveport Delayed Asset Schedule shall be prepared in a manner consistent with the preparation of the Initial Balance Sheet. During such three
(3) day period, Seller and Buyer shall jointly conduct a physical inventory of the applicable Delayed Shreveport Purchased Asset. Seller shall provide Buyer full access during reasonable business hours to the Shreveport Premise and the relevant records necessary to review the applicable Shreveport Delayed Asset Schedule. To the extent Buyer agrees with Seller's calculation of the net book value of the applicable Delayed Shreveport Purchased Asset as set forth in the applicable Shreveport Delayed Asset Schedule, or if Seller and Buyer agree on a different net book value amount, Buyer shall pay Seller on the applicable Shreveport Delayed Asset Closing Date such agreed upon amount. To the extent Buyer and Seller cannot reasonably agree on the net book value of the applicable Delayed Shreveport Purchased Asset by the day immediately prior to the applicable Shreveport Delayed Asset Closing Date, Buyer shall nevertheless be obligated to pay Seller on the applicable Shreveport Delayed Asset Closing Date the net book value amount set forth in the applicable Shreveport Delayed Asset Schedule, subject to the audit rights set forth in Section 2.3(b)(iii) below.

                           (iii) To the extent Buyer and Seller cannot
reasonably agree on the net book value of the applicable Delayed Shreveport Purchased Asset by the applicable Shreveport Delayed Asset Closing Date, promptly following the applicable Shreveport Delayed Asset Closing Date, Seller's Auditor and Buyer's Auditor shall select the Third Auditor who shall definitively decide the net book value of the applicable Delayed Shreveport Purchased Asset. The Third Auditor will be given full access by Seller, during regular business hours, to the relevant records and other work papers necessary to review the applicable Shreveport Delayed Asset Schedule. Buyer and Seller shall each pay one-half of the fee charged by the Third Auditor, and each shall be solely responsible for any fees charged by auditors of such party.

                           (iv) An amount equal to the net book value of the
applicable Delayed Shreveport Purchased Asset set forth on the applicable Shreveport Delayed Asset Schedule shall each be referred to as a "DELAYED SHREVEPORT ASSET NET BOOK VALUE." An amount equal to the net book value of the applicable Delayed Shreveport Purchased Asset as determined by the Third Auditor shall each be referred to as a "DELAYED SHREVEPORT ASSET NET BOOK VALUE OF THE THIRD AUDITOR." If the applicable Delayed Shreveport Asset Net Book Value is less than the applicable Delayed Shreveport Asset Net Book Value of the Third Auditor, Buyer shall pay the difference between such amounts to Seller in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer, and if the applicable Delayed Shreveport Asset Net Book Value is greater than the applicable Delayed Shreveport Asset Net Book Value of the Third Auditor, then Seller shall pay the difference between such amounts to Buyer in cash by wire transfer of immediately available funds to an account designated by Buyer's written instructions to Seller. Any such payment shall be made on or before 30 calendar days after the applicable Shreveport Delayed Asset Closing Date, and any such payment shall be considered an addition or reduction, as applicable, to the Purchase Price.

                   (c)     Denver and Little Rock Inventory Closing

                           (i) In consideration of the sale, transfer,
assignment, conveyance and delivery by Seller of the Denver and Little Rock Purchased Inventory, Buyer shall pay to Seller at the Denver and Little Rock Inventory Closing, (x) TWENTY-SEVEN MILLION DOLLARS ($27,000,000.00) plus (y) the net book value of the Denver and Little Rock Purchased Inventory (as may be adjusted in accordance with this Section 2.3(c), the "DENVER AND LITTLE ROCK INVENTORY PURCHASE PRICE," and together with the Initial Purchase Price and the Shreveport Purchase Price, the "PURCHASE PRICE") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to the Denver and Little Rock Inventory Closing. The net book value of the Denver and Little Rock Purchased Inventory shall be determined in accordance with this Section 2.3(c).

                           (ii) As close to the Denver and Little Rock Inventory
Closing as possible, but in any event not more than five (5) Business Days prior to the Denver and Little Rock Inventory Closing, Seller will in good faith prepare and deliver to Buyer a schedule (the

"DENVER AND LITTLE ROCK INVENTORY SCHEDULE") setting forth the net book value of the Denver and Little Rock Purchased Inventory as of the Denver and Little Rock Inventory Closing Date. In order to prepare the Denver and Little Rock
Inventory Schedule, Buyer shall provide Seller full access during regular business hours to the Denver Premise and the Little Rock Premise and the relevant records necessary to prepare the Denver and Little Rock
Inventory Schedule. The Denver and Little Rock Inventory Schedule shall be prepared in a manner consistent with the preparation of the Initial Balance Sheet. During such five (5) day period, Seller and Buyer shall jointly conduct a physical inventory of the Denver and Little Rock Purchased Inventory. To the extent Buyer agrees with Seller's calculation of the net book value of the Denver and Little Rock Purchased Inventory as set forth in the Denver and Little Rock Inventory Schedule, or if Seller and Buyer agree on a different net book value amount, Buyer shall pay Seller on the Denver and Little Rock Inventory Closing Date such agreed upon amount. To the extent Buyer and Seller cannot reasonably agree on the net book value of the Denver and Little Rock Purchased Inventory by the day immediately prior to Denver and Little Rock Inventory Closing Date, Buyer shall nevertheless be obligated to pay Seller on the Denver and Little Rock Inventory Closing Date the net book value amount set forth in the Denver and Little Rock Inventory Schedule, subject to the audit rights set forth in Section 2.3(c)(iii) below.

                           (iii) To the extent Buyer and Seller cannot
reasonably agree on the net book value of the Denver and Little Rock Purchased Inventory by the Denver and Little Rock Inventory Closing Date, promptly following the Denver and Little Rock Inventory Closing Date, Seller's Auditor and Buyer's Auditor shall select the Third Auditor who shall definitively decide the net book value of the Denver and Little Rock Purchased Inventory. The Third Auditor will be given full access by Buyer, during regular business hours, to the relevant records and other work papers necessary to review the Denver and Little Rock Inventory Schedule. Buyer and Seller shall each pay one-half of the fee charged by the Third Auditor, and each shall be solely responsible for any fees charged by auditors of such party.

                           (iv) An amount equal to the net book value of the
Denver and Little Rock Purchased Inventory set forth in the Denver and Little Rock Inventory Schedule shall be referred to as the "INITIAL DENVER AND LITTLE ROCK INVENTORY NET BOOK VALUE." An amount equal to the net book value of the Denver and Little Rock Purchased Inventory as determined by the Third Auditor shall be referred to as the "INITIAL DENVER AND LITTLE ROCK INVENTORY NET BOOK VALUE OF THE THIRD AUDITOR." If the Initial Denver and Little Rock Inventory Net Book Value is less than the Initial Denver and Little Rock Inventory Net Book Value of the Third Auditor, then Buyer shall pay the difference between such amounts to Seller in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer, and if the Initial Denver and Little Rock Inventory Net Book Value is greater than the Initial Denver and Little Rock Inventory Net Book Value of the Third Auditor, then Seller shall pay the difference between such amounts to Buyer in cash by wire transfer of immediately available funds to an account designated by Buyer's written instructions to Seller. Any such payment shall be made on or before 60 calendar days after the Denver and Little Rock Inventory Closing Date, and any such payment shall be considered an addition or reduction, as applicable, to the Purchase Price.

         2.4      ASSUMED LIABILITIES

         On the Initial Closing Date, Buyer shall execute and deliver to Seller, the Assumption Agreement pursuant to which Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, all liabilities and obligations of Seller pursuant to and under the Assumed Liabilities; provided, the Assumed Liabilities related to the Shreveport Contracts and Licenses and the Denver and Little Rock Purchase Orders shall not be accepted and assumed by Buyer on the Initial Closing Date but accepted and assumed by Buyer in accordance with the second paragraph of this Section 2.4. "ASSUMED LIABILITIES" shall mean such liabilities and obligations specifically set forth in this
Section 2.4, whether or not any such obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's books or financial statements:

     (a) the liabilities and obligations under the Contracts, the Little Rock Leases, Licenses and Government Permits (except Government Permits retained by Seller for which Seller has continuing obligations and responsibilities) in each case solely to the extent such liabilities and obligations relate to and arise in connection with the period after the applicable Closing Date;

     (b) the Permitted Encumbrances;

     (c) subject to the provisions of the Environmental Services Agreement (as defined in the Denver Lease) (with respect to the Denver Premise), any liability, obligation, judgment, penalty, fine, expense, or the duty to indemnify, defend or reimburse any Person, arising out of any actual or alleged violation of Environmental Laws (the definition of which for such purposes shall be read without the words "in each case as in effect on or prior to the Initial Closing Date"), or any actions or proceedings brought or threatened by any Third Party (collectively, an "ENVIRONMENTAL LIABILITY"), in each case relating to the Business conducted at the Denver Premise and the Little Rock Premise and occurring in the period after the Initial Closing Date but solely with respect to any condition or event (including, without limitation, the use or concentration(s) of Hazardous Substance(s)) that comes into existence or occurs after the Initial Closing Date as a result of the operation of such Businesses following the Initial Closing Date; provided however that, for certainty but without limiting the foregoing, Assumed Liabilities (X) shall not include any Environmental Liability arising out of any violation, action or proceeding with respect to any condition or event that is specifically set forth in the Reports (subject to the following clause), but (Y) shall include Environmental Liability to the extent arising out of any exacerbation of any conditions or events set forth in the Reports if such exacerbation occurs after the Initial Closing Date to the extent such exacerbation was caused or exacerbated by Buyer or its agents, contractors or Affiliates; and

     (d) the obligations and liabilities with respect to the Transferred Employees, the Business or the Purchased Assets, known or unknown, absolute or contingent, arising on or after the Initial Closing Date.

         Simultaneously with the transfer of the applicable Shreveport Contracts and Licenses and the Denver and Little Rock Purchase Orders pursuant to Section 7.1(b) and Section 7.1(c), respectively, Buyer will accept and assume the applicable Assumed Liabilities relating to the applicable Shreveport Contracts and Licenses and the Denver and Little Rock Purchase Orders and in connection therewith Buyer will execute and deliver to Seller an assumption agreement substantially in the form of the Assumption Agreement.

         2.5      EXCLUDED LIABILITIES

         Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any Excluded Liabilities. "EXCLUDED LIABILITIES" shall mean any liabilities or obligations of Seller or any of its Affiliates, whether direct or indirect, known or unknown, absolute or contingent, that are not set forth herein as an Assumed Liability and such other liabilities and obligations specifically set forth in this Section 2.5, whether or not any such obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's books or financial statements.

     (a) the obligations and liabilities with respect to the Excluded Assets;

     (b) subject to the provisions of the Environmental Services Agreement (with respect to the Denver Premise), any Environmental Liability relating to the Business conducted at the Denver Premise and the Little Rock Premise and occurring in the period on or prior to the Initial Closing Date; provided however that, for certainty without limiting the foregoing, Excluded Liabilities
(X) shall include any Environmental Liability arising out of any violation, action or proceeding with respect to any condition or event that is specifically set forth in the Reports (subject to the following clause), but (Y) shall exclude Environmental Liability to the extent arising out of any exacerbation of any conditions or events set forth in the Reports if such exacerbation occurs after the Initial Closing Date to the extent such exacerbation was caused or exacerbated by Buyer or its agents, contractors or Affiliates; and

     (c) any obligations and liabilities of the Seller with respect to Taxes incurred prior to the Initial Closing Date.


      2.6 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

     (a) From time to time following the Initial Closing, Seller hereby agrees to make available to Buyer non-confidential data in personnel records of Transferred Employees as is reasonably necessary for Buyer to transition such employees into Buyer's records.

     (b) From time to time following the Initial Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

     (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is non-assignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("NON-ASSIGNABLE ASSETS") unless and until such consents shall be given. Seller agrees to cooperate with Buyer at its request to use reasonable commercial efforts to obtain such consents promptly; PROVIDED, HOWEVER, that such cooperation shall not require Seller to remain secondarily liable or to make any payment to obtain any such consent with respect to any Non-assignable Asset.

     (d) Buyer and Seller agree to use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to novate all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such liabilities and obligations. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Non-assignable Assets shall be held, as and from the Initial Closing Date, or, in the case of a Non-assignable Asset which is a Shreveport Contract or License or a Denver and Little Rock Purchase Order, as and from the applicable Shreveport Delayed Asset Closing Date or the Denver and Little Rock Inventory Closing Date, respectively, by Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Non-assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-assignable Assets, and Seller shall promptly pay over to Buyer all money or other consideration received by it in respect to all Non-assignable Assets.

     (e) As of and from the Initial Closing Date, or, in the case of a Non-assignable Asset which is a Shreveport Contract or License or a Denver and Little Rock Purchase Order, as and from the applicable Shreveport Delayed Asset Closing Date or the Denver and Little Rock Inventory Closing Date, respectively, Seller authorizes Buyer, to the extent permitted by applicable Law and the terms of the Non-assignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller under the Non-assignable

Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf with respect thereto.

         2.7      NO LICENSES

         Unless expressly set forth in the Intellectual Property License Agreement or the EMS Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Seller's or any of its Affiliate's Proprietary Information, either directly or indirectly, by implication, by estoppel or otherwise.

         2.8      BULK SALES LAW

         Buyer hereby waives compliance by Seller with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

         2.9      TAXES

        (a) Buyer shall pay all applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation, or as a result, of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's net income and capital gains taxes or franchise or other taxes based on Seller's net income. In addition, Buyer shall be responsible for all Taxes in connection with its transfer of the Delayed Shreveport Purchased Assets to Mexico. Buyer shall also be responsible for, and gross up Seller for, any withholding and other Taxes (except for Seller's net income, capital gains, franchise or other taxes based on Seller's net income assessed by a taxing authority in the United States) levied in connection with the payment of the Purchase Price.

        (b) Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) beginning (i) in the case of Purchased Assets transferred on the Initial Closing Date, immediately after the Initial Closing Date and (ii) in the case of any Purchased Assets transferred on a Delayed Closing Date, immediately after the applicable Delayed Closing Date. Seller shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) prior to or on (i) in the case of Purchased Assets transferred on the Initial Closing Date, the Initial Closing Date and (ii) in the case of any Purchased Assets transferred on a Delayed Closing Date, the applicable Delayed Closing Date (except as provided in Section 2.9(a) above).

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1      ORGANIZATION AND QUALIFICATION

         Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business taken as a whole.

         3.2      BROKERS

         Other than JP Morgan Securities Inc. and Chase Securities Inc., the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or an Affiliate.

         3.3      AUTHORIZATION; BINDING EFFECT

         (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party by all requisite corporate action.

         (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller will be a party when duly executed and delivered by Seller will be, valid and legally binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

         3.4      NON-CONTRAVENTION; CONSENTS

         (a) Assuming that all Required Consents listed in SCHEDULE 3.4(b) have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller is a party or by which it is bound and which relates to the Business or the Purchased Assets, which violation, breach or default, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business taken as a whole, or (iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller or the Purchased Assets, and which violation, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business taken as a whole.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller in connection with the execution and delivery of this Agreement and the Collateral Agreements to which Seller will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller, except for (i) any filings required to be made under the HSR Act, (ii) consents or approvals of Third Parties as set forth in SCHEDULE 3.4(b) that are required to transfer or assign to Buyer any Purchased Assets or assign the benefits of or delegate performance with regard thereto, (iii) those set forth in SCHEDULE 3.4(b) (items (i), (ii) and (iii) being referred to herein as the "REQUIRED CONSENTS"), and (iv) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business taken as a whole.

         3.5      TITLE TO PROPERTY; PRINCIPAL EQUIPMENT

         (a) Seller has and at the Closing will have good and valid title to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance except for Permitted Encumbrances.

         (b) Each material item of Principal Equipment and the Shreveport Equipment is in reasonable operating condition, in light of its respective age, for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

         3.6      PERMITS, LICENSES

         Except for the Governmental Permits, there are no material governmental permits and licenses, certificates of inspection, registrations, approvals or other authorizations required under applicable Law necessary for or used by Seller to operate the Business as now being operated. Each Governmental Permit is valid and in full force and effect, and Seller is not in default or breach thereof other than any such default or breach which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business taken as a whole. To Seller's knowledge, no proceeding is pending or threatened to revoke or limit any such Governmental Permit. Seller has provided to Buyer a true and complete copy of each such Governmental Permit, including all amendments thereto.

         3.7      REAL ESTATE

         SCHEDULE 3.7 contains a complete and accurate list of the Premises. Except as set forth on SCHEDULE 3.7, Seller has good and valid title to and exclusive right to possess the Denver Premise and the Little Rock Premise. Except as set forth on SCHEDULE 3.7, the Little Rock Premise is not subject to any Encumbrance except for Permitted Encumbrances. All buildings, structures, improvements and appurtenances situated on the Little Rock Premise are in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used, and Seller has adequate rights of ingress and egress for the operation of the Business conducted at the Little Rock Premise in the ordinary course. Except as set forth on SCHEDULE 3.7, none of such buildings, structures, improvements or appurtenances (or any equipment thereon), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any applicable Law or encroaches on any property owned by any Third Party. Without limiting the generality of the foregoing, except as disclosed in SCHEDULE 3.7:

          (i) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Little Rock Premise or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any Governmental Body, which alteration, repair, improvement or other work has not been completed, and to Seller's knowledge, written notification has not been given to it of any such outstanding work being ordered, directed or requested, other than those which have been complied with;

          (ii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Little Rock Premise at the request of Seller have been fully paid and satisfied, and no Person is entitled to claim an Encumbrance against the Little Rock Premise or any part thereof, other than for current accounts in respect of which the payment due date has not yet passed;

          (iii) there is nothing owing in respect of the Little Rock Premise by Seller to any Governmental Body or to any other entity owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

          (iv) no part of the Little Rock Premise has been taken or expropriated by any Governmental Body, nor has any notice or proceeding in respect thereof been given or commenced; and

               (v) there are no material or structural repairs or replacements which are necessary or advisable to be made to the Little Rock Premise in order to conduct the Business at the Little Rock Premise in the manner presently conducted by Seller including, without limitation, no repairs to, or replacements of, the roof (other than repairs to the roof due to ice storms) or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems.

          3.8   COMPLIANCE WITH LAWS; LITIGATION

         (a) Except as set forth on SCHEDULE 3.8(a), with respect to the Business, Seller is in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies except for failures to comply that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business taken as a whole.

         (b) Except as set forth on SCHEDULE 3.8(b), there are no actions, suits, proceedings or governmental investigations pending or, to Seller's knowledge, threatened against it that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business taken as a whole.

          3.9   BUSINESS EMPLOYEES

         (a) SCHEDULE 3.9(a) contains a complete and accurate list of all the Business Employees as of the date specified on such list, showing for each Business Employee the position held and aggregate annual compensation (including bonuses and commissions) for Seller's last fiscal year, and which employees are represented by the Union. Except as set forth on SCHEDULE 3.9(a), none of the Business Employees is covered by any union, collective bargaining or other similar labor agreements.

         (b) Except as set forth in SCHEDULE 3.9(b), with respect to all Business Employees, Seller does not currently maintain, contribute to or have any liability under any Benefit Plan. With respect to each of the Benefit Plans identified on SCHEDULE 3.9(b), Seller has made available to Buyer true and complete copies of the most recent summary plan or other written description. Each Benefit Plan listed on SCHEDULE 3.9(b) has been operated in material compliance with applicable law, including ERISA. Except as disclosed on SCHEDULE 3.9(b), Seller has no obligations for retiree health and life benefits under any Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits. Seller has no obligation to contribute to a Multiemployer Plan (as that term is defined in ERISA Section 3(37)) with respect to the Business, and Seller has made no contributions to a Multiemployer Plan with respect to the Business within the last five years. Seller and each trade or business (whether or not incorporated) under common control with Seller within the meaning of ERISA
Section 4001 has not withdrawn in any complete or partial withdrawal from any Multiemployer Plan (as that term is defined in ERISA Section 3(37) for which such withdrawal liability has not been paid to such plan or transferred to a purchaser in accordance with

ERISA Section 4204. All contributions required by law have been made under any such Plan (without regard to waivers granted under Code Section 412) to any fund, trust, or account established thereunder or in connection therewith have been made by the due date thereof, or the deadline for making such contribution has not yet passed. No Plan subject to Part 3 of Subtitle B of Title I of ERISA or Code Section 412 has incurred any "accumulated funding deficiency" (as defined therein), whether or not waived. Seller shall provide "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Seller and who has experienced a "qualifying event" or is receiving "continuation coverage". All terms shall be defined in accordance with Code Section 4980B and ERISA
Section 601 et seq.

         (c) As relates to the Business, as of the date hereof, there is not presently pending or existing, and to Seller's knowledge there is not threatened, any strike, slowdown, picketing, or work stoppage.

         3.10    CONTRACTS

         SCHEDULE 3.10 contains a complete and accurate list of all outstanding Contracts as of the date hereof that would require over the full term thereof payments by or to Seller of more than $250,000 (the "MATERIAL CONTRACTS"). Each of such Material Contracts is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Seller has performed, in all material respects, all of the obligations required to be performed by it and is not in default or alleged to be default in respect of, any Material Contract. Except as set forth on SCHEDULE 3.10, to Seller's knowledge, each of the other parties to a Material Contract has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any Material Contracts and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. Each of the Contracts that is not a Material Contract is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect, in each case except where the failure of any such Contract to be valid, binding and enforceable or in full force and effect, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business as a whole. For purposes of this SECTION
3.10 only (other than with respect to the first sentence of this SECTION 3.10), Material Contracts will also include such Licenses which would require over the full term thereof payments by or to Seller of more than $250,000.

         3.11    ENVIRONMENTAL MATTERS

         Except as set forth in SCHEDULE 3.11:

         (a) the operations of the Business and the Purchased Assets comply with all applicable Environmental Laws except where any failure to be in such compliance, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business as a whole;

         (b) Seller has, in respect of the Business and the Purchased Assets, obtained all environmental, health and safety and other Environmental Law required Governmental Permits necessary for its operations, and all such Governmental Permits are in good standing; and Seller is in compliance with all terms and conditions of such permits except where the failure to obtain or maintain in good standing such Permits, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business as a whole;

         (c) none of Seller, the Business or any of the Premises, is subject to any on-going investigation or other proceedings by, order from or agreement with any Person respecting (X) any Environmental Law or (Y) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

         (d) Seller has in respect of the Business filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment;

         (e) there is not now, nor to Seller's knowledge has there ever been, on or in any Premise any aboveground or underground storage tanks, PCBs, asbestos or asbestos-containing material or lead-based paint or any other Hazardous Substance which is in an amount, concentration, location or otherwise in violation of Environmental Law or above that recommended or approved by a Governmental Body for sites used in a manner similar to the Premises;

         (f) to Seller's knowledge, Seller has not received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance arising from the operation of the Business except for any notice of such liabilities which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business as a whole; and

         (g) Seller has made available to Buyer true and complete copies of all asbestos and other environmental reports or other material environmental information relevant to the Purchased Assets, the Denver Premise or the Business, including without limitation, disclosing the presence of asbestos or other Hazardous Substances in, on, under or from any real property included on the Purchased Assets or the Denver Premise or generated by or in connection with the Business.

         3.12   BALANCE SHEET; ABSENCE OF CHANGES

         (a) The unaudited balance sheet attached hereto as SCHEDULE 3.12 (the "INITIAL BALANCE SHEET") with respect to the Business fairly presents in all material respects the material assets of the Business (with respect only to the Purchased Assets) as of December 31, 2000 and has been prepared based on the internal accounting principles used historically by Seller. The information set forth in the Initial Balance Sheet is of the type typically used by Seller in the preparation of the audited consolidated financial statements of Seller.

         (b) Except as set forth on SCHEDULE 5.2, since December 31, 2000, Seller has conducted and operated the Business in the ordinary course and the Business has not suffered any change that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Business as a whole.

         3.13   INTELLECTUAL PROPERTY

         (a) Seller owns or has a valid right to grant the licenses in all of the Licensed Intellectual Property.

         (b) Except as set forth in SCHEDULE 3.13, to Seller's knowledge, there are no claims or demands of any Third Party pertaining to the Licensed Intellectual Property or the use by Seller of Proprietary Information under the Licenses, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand, with respect to the operation of the Business by Seller as of the date hereof with respect to the Purchased Assets. No proceedings have been instituted, or, to Seller's knowledge, are pending which challenge the rights of Seller in respect thereof, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand.

         (c) With the exception of the Proprietary Information which is the subject of Non-assignable Licenses, the Excluded Assets or is identified in item 1 on SCHEDULE 1.1(a), the rights to use the Proprietary Information licensed to Buyer under the Intellectual Property License Agreement and the EMS Agreement, and under the Licenses assigned to Buyer under this Agreement include all material rights to use Proprietary Information employed by Seller in the operation of the Business or required for the operation of the Business as currently carried on by Seller.

         3.14    SUFFICIENCY OF ASSETS

         Except for the Excluded Assets, (i) the Purchased Assets, (ii) the Business Employees and (iii) the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement), (X) include all assets, personnel and rights held by Seller or its Affiliates that are used in the Business, and (Y) represent all assets, personnel and rights necessary to conduct the Business in manner currently conducted by Seller. In the event this Section 3.14 is breached because Seller has failed to identify and transfer any assets or properties or provide any services used in the Business, such breach shall be deemed cured if following notice of such circumstance Seller promptly transfers such properties or assets or provides such services to Buyer, and Buyer shall have no further remedy with respect thereto other than with respect to Losses actually incurred prior to any such transfer or provision of services.

3.15     INVENTORIES

         The Inventory is of quality useable in the ordinary course of the Business as currently conducted by Seller. As of the date hereof, the Inventory levels have been maintained by Seller at such amounts as are required for the operation of the Business as currently conducted by Seller.

         3.16     NO LIABILITIES

         Except as set forth on any of the Schedules attached hereto or as otherwise contemplated hereby or by the Collateral Agreements, to Seller's knowledge, there are not any present facts or circumstances related to the Business that could give rise to liabilities to Buyer after the Initial Closing Date, the Shreveport Delayed Asset Closing Date and the Denver and Little Rock Inventory Closing Date, as applicable, except for the Assumed Liabilities.

         3.17     FULL DISCLOSURE

         Neither this Agreement nor any document to be delivered by Seller nor any certificate, report, statement or other document furnished by Seller pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         3.18     PROJECTIONS

         Seller has delivered to Buyer the financial projections (which are attached hereto as SCHEDULE 3.18)(the "Projections"). The Projections were prepared by Seller for its internal use. Seller makes no representation or warranty regarding the accuracy of the Projections or whether such projected results may be achieved, but does represent and warrant to Buyer that the Projections were prepared in good faith based on assumptions believed by it to be reasonable based on Seller's current outlook for Seller's business for the period of time covered by the Projections. As used herein, "good faith" shall mean honesty in fact in the preparation of the Projections.


         3.19     NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Section 3, neither Seller, any Affiliate nor any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Section 3 is intended to, or do, cover or otherwise pertain to any assets that are not included in the Purchased Asset or any liabilities that are not included in the Assumed Liabilities.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         4.1      ORGANIZATION AND QUALIFICATION

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Buyer has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Buyer's business taken as a whole.

         4.2      AUTHORIZATION; BINDING EFFECT

         (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party by all requisite corporate action.

         (b) This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements when duly executed and delivered by Buyer will be, valid and legally binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

         4.3      NO VIOLATIONS

         (a) The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Buyer's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound, or (iii) violate any material order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any of its properties.

         (b) Except as set forth on SCHEDULE 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than any (i) any filings required to be made under the HSR Act and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

         4.4      BROKERS

         No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate.

         4.5      NO OTHER SELLER REPRESENTATIONS AND WARRANTIES

         (a) With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate, or any agent, employee, attorney or other representative of Seller or by any Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

         (b) Buyer acknowledges that it has made its own assessment of the future of the Business and is sufficiently experienced to make an informed judgment with respect thereto; provided that this shall not be construed in any way to mitigate or otherwise affect the representations and warranties made by Seller hereunder or under the Collateral Agreements or pursuant hereto or thereto, all of which shall continue to survive in full force and effect for the benefit of Buyer in accordance with the terms hereof and thereof. Buyer further acknowledges that neither Seller nor any Affiliate has made any warranty, express or implied, as to the future of the Business or its profitability for Buyer, or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Business and the negotiation and the execution of this Agreement.

         (c) Buyer acknowledges that any information disclosed by Seller in the attached Schedules under any section number shall be deemed to be disclosed and incorporated into any other section number under this Agreement where such disclosure is reasonably apparent from the context of the disclosure.

         4.6      SUFFICIENCY OF FUNDS

         Buyer (i) has funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement; (ii) has the resources and capabilities (financial or otherwise) to perform hereunder and under the Collateral Agreements; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

5.       CERTAIN COVENANTS

         5.1      ACCESS AND INFORMATION

         (a) Seller will give to Buyer and to its officers, employees, accountants, counsel, environmental consultants, and other representatives reasonable access during Seller's normal business hours throughout the period prior to the Closing to all of Seller's properties, books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel records) directly relating to the Business or the Purchased Assets (but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Seller shall assist Buyer in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Buyer for such purposes; IT BEING UNDERSTOOD that Buyer shall reimburse promptly for reasonable and necessary out of pocket expenses incurred by Seller in complying with any such request by or on behalf of Buyer. In accordance with and subject to the foregoing, Seller shall permit environmental consultants retained by Buyer to conduct environmental studies (including intrusive environmental investigations) of the Premises.

         (b) After the Initial Closing Date, Seller and Buyer will provide, and will cause their respective controlled Affiliates to provide, to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Initial Closing Date and relating to the Business or the Purchased Assets, and will make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions, operations or activities relating to the Business or the Purchased Assets, and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with reporting, filing or other requirements imposed by any foreign, local, state or federal court, agency or regulatory body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon not less than two (2) Business Days' prior written request unless required sooner under applicable law and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

         (c) Buyer agrees to preserve all Business Records, Licenses and Governmental Permits relating to the period ending on or before the Initial Closing Date and to the extent transferred to Buyer for at least seven (7) years after the Initial Closing Date. After this seven-year period and at least ninety
(90) days prior to the planned destruction of any such Business Records, Licenses or Governmental Permits, Buyer shall notify Seller in writing and shall make available to Seller, upon its request, such Business Records, Licenses and Governmental Permits. Buyer further agrees that, to the extent such Business Records, Licenses or Governmental Permits are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in as expeditious a manner as is reasonably practicable under the circumstances.

         (d) After the Initial Closing Date, Buyer will provide, and will cause its Affiliates to provide, to Seller and its officers, employees, agents, advisors, consultants, contractors/subcontractors and other representatives, as well as any representatives of any Governmental Body as Seller deems reasonably required, upon Seller's request, commercially reasonable access to the Denver Premise and the Little Rock Premise, at such times and in such a manner as reasonably required to effectuate the provisions of Section 5.9 (such access to be provided both during normal business hours and at such other times as may be reasonably necessary), including, without limitation, performing studies, investigations, remediation, monitoring activities or any government-required activities in furtherance of the provisions of Section 5.9; provided that Seller will use reasonable commercial efforts to ensure that such access minimizes any disruption to or adverse effect on activities on and around such Premises. Notwithstanding the foregoing, with respect to the Little Rock Premise only, if pursuant to the previous sentence, Seller's request for access to the Little Rock Premise will cause Seller to enter into any portion of the Little Rock Premise covered by the Little Rock Leases, Buyer's obligations under this
Section 5.9 with respect to the areas covered by the Little Rock Leases shall be limited to using commercially reasonable efforts to enforce Buyer's "right of entry" under the relevant Little Rock Lease. Seller will (a) cause all information derived from or in connection with such activities to be subject to reasonable confidentiality limitations in favor of Buyer and, if appropriate, others whom Buyer designates, and (b) provide indemnification protection for Buyer and its Affiliates that is reasonable under the circumstances.

         5.2      CONDUCT OF BUSINESS

         From and after the date of this Agreement and until the Initial Closing Date, except as set forth on SCHEDULE 5.2 or as otherwise contemplated by this Agreement or the Schedules hereto or as Buyer shall otherwise consent to in writing, Seller, with respect to the Business:

         (a) will carry on the Business in the ordinary course consistent with past practice;

         (b) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) presently and actively used in the operation of the Business to be sold, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance granted in the ordinary course of business);

         (c) will not acquire, sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset except in the ordinary course of business consistent with past practice;

         (d) will not terminate or materially extend or materially modify any material Contract except in the ordinary course of business consistent with past practice; provided however that Seller shall provide written notice to Buyer before or promptly following any such termination, extension or modification;

         (e) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

         (f) will not enter into any agreement or commitment with respect to any of the foregoing.

         From and after the Initial Closing Date until any Delayed Closing Date, as applicable, except as set forth on SCHEDULE 5.2 or as otherwise contemplated by this Agreement or the Schedules hereto or as Buyer shall otherwise consent to in writing, Seller, with respect to the Remaining Assets:

         (a) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the Remaining Assets (real or personal, tangible or intangible) to be sold, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance granted in the ordinary course of business);

         (b) will not acquire, sell, lease, license, transfer or dispose of any asset that would otherwise be a Remaining Asset except in the ordinary course of business consistent with past practice;

         (c) will not terminate or materially extend or materially modify any material Contract which is a Remaining Asset except in the ordinary course of business consistent with past practice; provided however that Seller shall provide written notice to Buyer before or promptly following any such termination, extension or modification;

         (d) will not do any other act which would cause any representation or warranty of Seller relating to any Remaining Asset in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

         (e) will not enter into any agreement or commitment with respect to any of the foregoing.

         5.3     TAX REPORTING AND ALLOCATION OF CONSIDERATION

         (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller to any Business Employee in connection with operating the Business prior to or on the Initial Closing Date and (ii) Buyer will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee in connection with operating the Business after the Initial Closing Date.

         (b) Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "ASSET ACQUISITION STATEMENT") with each of their respective federal and, where appropriate or necessary, state or local income tax returns. Accordingly, within 120 days of the Initial Closing Date, Seller and Buyer agree to attempt in good faith to (i) enter into an agreement on the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective federal income tax returns. If Seller and Buyer agree on a Purchase Price allocation, then neither Seller nor Buyer shall file any tax return taking a position inconsistent with such allocation.

         5.4     BUSINESS EMPLOYEES

         (a) On the Initial Closing Date, Buyer shall make offers of employment to all Represented Employees and Non-Represented Employees employed by Seller as of the Initial Closing Date (including those absent due to vacation or holiday). Buyer shall make offers of employment to all Represented Employees and Non-Represented Employees employed by Seller as of the Initial Closing Date who are absent due to illness, leave of absence or disability if such individuals present themselves for full-time employment (except to the extent required by Law) with Buyer within six (6) months of the Initial Closing Date. Seller shall continue to provide medical, dental, vision (for Represented Employees) and life and accidental death and dismemberment coverage for the Transferred Employees through the last day of the month in which the Initial Closing Date occurs; provided, Buyer shall reimburse Seller any COBRA costs associated with such coverage.

         (b) Employment by Buyer of the Transferred Represented Employees following the Initial Closing Date shall be on terms and conditions consistent with the collective bargaining agreements entered into by Buyer and the Union, with such changes in such terms and conditions as agreed to by such parties.

         (c) Buyer shall provide for a total compensation package of salary and benefits (on an aggregate basis) to each Transferred Non-Represented Employee which is substantially similar to that offered by Buyer to similarly situated employees of Buyer. Employment with Buyer of Transferred Non-Represented Employees shall be effective as of the Business Day following the close of business on the Initial Closing Date, except that the employment of
(i) individuals receiving disability benefits or on a leave of absence on the Initial Closing Date will become effective as of the date they present themselves for work with the Buyer (provided that such individuals present themselves for full-time employment (except to the extent required by Law) with Buyer within six (6) months of the Initial Closing Date), and (ii) individuals who are in the process of applying for visas will become effective as of the date that their visas are transferred to Buyer and in the interim will continue to be employed by Seller or the applicable Subsidiary and made available pursuant to the Transition Services Agreement to Buyer who shall reimburse Seller for all direct costs of such employment. Buyer will continue to provide relocation assistance to those Transferred Non-Represented Employees receiving it as of the Initial Closing Date (not to exceed total relocation payments of $25,000) in accordance with such records as are provided by Seller to Buyer to substantiate such amounts and the final dates of such payments.

         (d) Buyer's 401(k) plan, medical, dental and life insurance plan, and paid time off policy shall recognize for each Transferred Employee who is a Non-Represented Employee, and Buyer's 401(k) plan and paid time off policy shall recognize for each Transferred Employee who is a Represented Employee for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service, all service with Seller or its Affiliates, including service with predecessor employers that was recognized by Seller or its Affiliates and any prior unbridged service with Seller or its Affiliates, in accordance with such dates as provided to Buyer by Seller. Buyer's medical and dental program shall recognize for each Transferred Employee for purposes of satisfying any deductibles during the coverage period that includes the Initial Closing Date, any payment made by any such employee towards deductibles in any medical or dental program of Seller to the extent permitted by the insurance companies providing such benefits. Buyer shall use commercially reasonable efforts to cause the insurance companies providing such benefits to recognize such payments.

         (e) Buyer agrees that its health and welfare plans (other than long term disability and life insurance programs) shall waive any pre-existing condition exclusion (to the extent such exclusions were waived under applicable health and welfare plans offered to the Transferred Employees by Seller and to the extent permitted by the insurance companies providing such benefits to Buyer's employees) and any requirement for proof of insurability (to the extent permitted by the insurance companies providing such benefits to Buyer's employees).

         (f) Seller shall pay out all vacation owed to Transferred Employees who are Represented Employees as of the Initial Closing Date, and Buyer shall have no liability for vacation owed by Seller to Represented Employees. Seller shall pay out all vacation owed to Transferred Employees who are Non-Represented Employees as of the Initial Closing Date with respect to accrued, unused vacation time for a Non-Represented Employee in excess of 40 hours (or all accrued, unused vacation owed if requested by a Transferred Employee). Prior to the Initial Closing Date, Seller will provide Buyer with a schedule indicating the accrued vacation for Transferred Employees who are Non-Represented Employees as of the Initial Closing Date up to a maximum of 40 hours for each Transferred Employee who is a Non-Represented Employee. Buyer shall credit each Transferred Employee with such accrued vacation time in addition to any vacation generally granted to similarly situated employees of Buyer. Seller shall provide Buyer individual records substantiating the remaining unused vacation balances as of the Initial Closing Date for Transferred Employees who are Non-Represented Employees.

         (g) Following the Initial Closing Date, as Buyer transitions the Business from the Shreveport Premise to Buyer's facilities, Buyer may make an opportunity for employment available to such Represented Shreveport Employees and non-represented Shreveport employees as Buyer may select, to commence after the date when such employee's employment by Seller at the Shreveport Premise concludes. Such employment shall be on terms and conditions consistent with the terms set forth herein with respect to the Transferred Employees, as applicable.

         5.5     COLLATERAL AGREEMENTS

         On or prior to the Initial Closing Date, Buyer (and/or any of its Affiliates, as applicable) shall execute and deliver to Seller, and Seller (and/or any of its Affiliates, as applicable) shall execute and deliver to Buyer the Collateral Agreements.

         5.6     REGULATORY COMPLIANCE; THIRD PARTY CONSENTS

         Buyer and Seller shall cooperate, and shall cause their respective controlled Affiliates to cooperate, with the other in making filings under the HSR Act and any other applicable antitrust Law, and each party shall use its reasonable commercial efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Body may assert under the antitrust Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of the antitrust Laws, Buyer and Seller shall use, and shall cause their respective controlled Affiliates to use, their respective reasonable commercial efforts to resist or resolve such action. In addition, as soon as practicable after the date hereof, Seller and Buyer will agree to work together in good faith to determine which of the Required Consents listed on SCHEDULE 3.4(b) shall be obtained prior to the Initial Closing Date.

         5.7      CONTACTS WITH SUPPLIERS, EMPLOYEES AND CUSTOMERS

         Without the prior written consent of Seller, which may be withheld for any reason or no reason, Buyer agrees it will not contact any suppliers to, or customers of, the Business or any Business Employees in connection with or pertaining to any subject of this Agreement.

         5.8      NO NEGOTIATION OR SOLICITATION

         Prior to the Initial Closing Date, Seller will not (and Seller will cause each of its employees, officers and agents not to) (a) solicit, initiate, entertain or encourage the submission of any proposal or offer from any Person (other than Buyer) relating to the direct or indirect acquisition of the Business or all or any portion of the Purchased Assets (other than in the ordinary course of business), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any such Person to do or seek any of the foregoing. Seller will notify Buyer if any such Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         5.9      ENVIRONMENTAL MATTERS

         (a) The parties have collectively engaged Golder Associates Ltd. (the "CONSULTANT") to perform an environmental investigation (the "INVESTIGATION") in, on, under and, to the extent reasonably practicable, about each of the Denver Premise and the Little Rock Premise with a view to discovering and recording the environmental condition (including, without limitation, the presence or release of Hazardous Substances) of each of such Premises and the business operations conducted thereon and of other lands to the extent affected by activities conducted on or in connection with each of such Premises, in each case, as in effect as of the Initial Closing Date. The Investigation will continue following the date hereof with the intent of completing the Investigation within three months from the date hereof. The Investigation will include the completion of the Phase I Environmental Site Assessment process complying with ASTM Standard E1527-00, enhanced to address asbestos and asbestos containing materials and wetlands issues, and, unless considered unnecessary by the Consultant, acting reasonably, a Phase II Environmental Site Assessment designed to address, confirm and delineate all potential environmental conditions identified in the said Phase I Environmental Site Assessments. Notwithstanding the foregoing, Seller and Buyer acknowledge that that completion of the Investigation shall most likely occur following that Initial Closing Date and that the completion of the Investigation shall not be a condition to the Initial Closing.

         (b) The reports to be produced recording matters relevant to the Phase I and Phase II Environmental Site Assessments (the "REPORTS") shall, among other things, set out the location, extent and concentration of each Hazardous Substance discovered on or from each of such Premises. Seller will make available to the Consultant all environmental information in its possession or under the control (or which with reasonable efforts could be in the possession or under the control) of the Seller and any of its Affiliates. Seller and Buyer and their Affiliates will use commercially reasonable efforts to cooperate with Consultant in connection with the conduct of the Investigation, including, without limitation, making their personnel reasonably available to the Consultant and its agents and representatives. Seller and Buyer shall each share equally all fees of the Consultant in connection with the Investigation, including the preparation of and finalization of the Reports, and shall each otherwise be responsible for any costs such party incurs in connection therewith. The parties will have an opportunity to review and comment on the draft Reports upon their becoming available and before being prepared by the Consultant in final form. Each of Seller and Buyer shall keep the Reports confidential except that (X) Buyer and Seller shall each be entitled to provide copies of the Reports to (i) Affiliates and advisors to Buyer and Seller and their advisors' Affiliates, (ii) those investment dealers, lenders and others providing financial or other services to or in connection with the Buyer or any of its Affiliates, and (iii) such Persons reasonably determined by Seller to require such information to effectuate the provisions of this Section 5.9; and (Y) either Buyer or Seller may use or provide the Reports as is required by applicable Law, by securities regulatory authorities and stock exchanges or in connection with any dispute relating hereto.

         (c) Seller will take all reasonable action, including any action required by Environmental Law, to remediate or otherwise deal with any environmental conditions (including, without limitation, the presence or release of Hazardous Substances) connected to any of the Denver Premise or the Little Rock Premise and identified in the Reports, and will retain responsibility for those conditions in accordance this Agreement. All such action shall be conducted in a manner complying with Environmental Law and other relevant Laws and requirements of Governmental Bodies, which shall include without limitation minimising interference (to the extent practicable) with activities of Buyer and others on such Premises, using reasonably competent personnel as selected by Seller to accomplish such objectives and restoring such Premises to a condition after such action consistent with the use of such Premises for industrial or commercial activity of the type presently conducted by Seller. Buyer shall cooperate with Seller as necessary to effectuate the provisions of this Section
5.9 (including without limitation furtherance of the investigatory and remedial actions set forth above) in accordance with the provisions of this Agreement provided that all reasonable costs thereof shall be on the account of Seller. In the case of the Little Rock Premise, Seller shall report to the Arkansas Department of Environmental Quality ("ARDEQ") the conditions cited in the Reports regarding the Little Rock Premise and perform such remediation as is required by the ARDEQ for Seller to obtain, and provide to Buyer, a certificate of no further action (or another document providing equivalent confirmation) (the "NFA Certificate") to the effect that all work required in connection with the conditions cited in the Reports has been performed and that no further action is required. Such NFA Certificate also shall include all work required under the Consent Administrative Order in matter LIS 98-104 (as may be amended from time to time until the issuance of the NFA Certificate, the "CAO") to the effect that no further action is required under the CAO. Seller shall use reasonable commercial efforts to obtain the NFA Certificate as soon as reasonably possible after Seller completes the remediation of, or otherwise dealing with, the environmental conditions identified in the Report for the Little Rock Premise. Buyer acknowledges that the work required under the CAO, including groundwater monitoring, is anticipated to proceed for many years and that the NFA Certificate for the Little Rock Premise may not be available from the ARDEQ until the completion of that work.

         (d) Seller shall be responsible for the removal of Hazardous Substances from the Shreveport Equipment that may be found therein or thereon (unless such removal renders such Shreveport Equipment inoperable) in accordance with applicable Environmental Laws prior to the applicable Shreveport Delayed Asset Closing Date(s). Seller shall dispose of any Hazardous Substances removed from the Shreveport Equipment in accordance with applicable Environmental Laws.

         5.10    SAUMUR, FRANCE FACILITY

         (a) Following the date hereof, Seller and Buyer shall use reasonable best efforts as promptly as practicable to effectuate the acquisition by Buyer (or one of its Affiliates) of Seller's manufacturing facility and related assets in Saumur, France as described in the Descriptive Memorandum of Seller, dated July 2000, as amended, relating to such facility for an aggregate purchase price equal to the book value of such facility and the assets related thereto (such amount to be calculated substantially in accordance with the preparation of the Initial Balance Sheet) and otherwise on terms and conditions substantially consistent with terms and conditions of the transactions contemplated by this Agreement (as modified in accordance with the requirements of applicable Law and the particular circumstances related to such facility and assets) and reflecting the terms described in the term sheet annexed as Exhibit K to this Agreement. Notwithstanding the foregoing, Seller and Buyer acknowledge that completion of such transaction shall most likely occur following that Initial Closing Date and that the completion of such transaction shall not be a condition to the Initial Closing.

         (b) For a period of six (6) months following the date hereof (assuming that this Agreement has not been terminated by either party pursuant to Section 11.1(c); provided, if this Agreement is terminated by either party pursuant to Section 11.1(c), the 6 month period referenced above shall be June 30, 2001), Seller will not (and Seller will cause each of its employees, officers and agents not to) (a) solicit, initiate, entertain or encourage the submission of any proposal or offer from any Person (other than Buyer) relating to the direct or indirect acquisition of the Saumur facility and assets relating thereto (other than in the ordinary course of business), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any such Person to do or seek any of the foregoing. Seller will promptly notify Buyer if any such Person makes any such proposal, offer, inquiry or contact with respect to any of the foregoing. Notwithstanding the foregoing, Seller, in its sole discretion, shall have the right to extend the "no shop" provision of this Section 5.10(b) for up to one (1) year from the date hereof.


         5.11    SCHEDULE UPDATES

         On and after the date hereof and until five (5) Business Days prior to the Initial Closing Date, Seller shall or may update Schedules 1.1(b), 1.1(c), 2.4(a) and 3.9(a) (in each case, only to reflect changes occurring in the ordinary course of business in accordance with Section 5.2) and Schedule 3.4(b)(ii) (only to the extent Schedules 1.1(b), 1.1(c) or 2.4(a) are updated pursuant to this Section 5.11).


6.       CONFIDENTIAL NATURE OF INFORMATION

         6.1      CONFIDENTIALITY AGREEMENT

         Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; PROVIDED, HOWEVER, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Initial Closing and shall be of no further force and effect thereafter with respect to information of Seller the ownership of which is transferred to Buyer.

         6.2     SELLER'S PROPRIETARY INFORMATION

         (a) Except as provided in Section 6.2(b) and except as otherwise specified in the Intellectual Property License Agreement and the EMS Agreement, after the Initial Closing and for a period of five (5) years following the Initial Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about Seller's and its Affiliates' business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

         (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

                  (i) at the time of disclosure was already known to Buyer other than through this transaction, free of restriction as evidenced by documentation in Buyer's possession;

                  (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

                  (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;

                  (iv)  to the extent it is independently developed by Buyer; or

                  (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

         (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the written opinion of Buyer's counsel required to disclose the Proprietary Information, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

         (d) Except to the extent that disclosure thereof is required under accounting, stock exchange or applicable securities Law disclosure obligations, the terms and conditions of this Agreement, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. In addition, Buyer shall be permitted to disclose Proprietary Information to its Affiliates and to its and their respective officers, directors and employees and professional advisors, in each case, who have a need to know such information for the purposes of discharging their duties to Buyer and its Affiliates, and to its lenders and investment dealers where required to do so under binding agreements with such Persons; PROVIDED however that Buyer shall remain responsible for the actions of such parties with respect to such information. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7.       CLOSINGS

         7.1      TRANSFER

         (a) Subject to compliance with the terms and conditions hereof, the transfer of the Purchased Assets (other than the Delayed Purchased Assets) shall be deemed to take effect as at the Effective Time on the Initial Closing Date.

         (b) Subject to compliance with the terms and conditions hereof, the transfer of the Delayed Shreveport Purchased Assets shall be effective on a sequential basis in accordance with a timetable to be mutually agreed by Seller and Buyer during a period of time which shall begin on the Initial Closing Date and shall end no later than the October 1, 2001. Seller will sell, and Buyer will purchase, the Delayed Shreveport Purchased Assets in accordance with the following provisions: (i) Buyer shall be responsible for transporting the Delayed Shreveport Purchased Assets from the Shreveport Premise to its facility in Mexico, including, without limitation, engaging the carrier, (ii) Seller shall, at Seller's cost, be responsible for disassembling, packing and loading such Delayed Shreveport Purchased Asset, (iii) at the time of such disassembling, packing and loading, a representative of Buyer shall be present to witness and confirm that such Delayed Shreveport Purchased Assets have been disassembled, packed and loaded on Buyer's carrier to the satisfaction of Buyer and (iv) Seller, upon receipt of such confirmation from Buyer's representative, shall not have any further liability for the condition of such Delayed Shreveport Purchased Asset once such Delayed Shreveport Purchased Asset is loaded on to Buyer's carrier in accordance with the foregoing provisions of this Section 7.1(b) and (v) Buyer shall be responsible for making any filings with, or obtaining any consents, approvals or authorizations from, any Governmental Body in connection with the transfer of such Delayed Shreveport Purchased Asset to Mexico. At the Effective Time on each Shreveport Delayed Asset Closing Date, Seller shall transfer to Buyer title to the Delayed Shreveport Purchased Assets being transferred on such date.

         (c) Subject to compliance with the terms and conditions hereof, the transfer of the Denver and Little Rock Purchased Inventory and the assignment and assumption of the Denver and Little Rock Purchase Orders shall be effective on July 6, 2001 or such later date as Seller and Buyer may mutually determine but in no event later than December 1, 2001. At the Effective Time on the Denver and Little Rock Inventory Closing Date, Seller will transfer to Buyer title to the Denver and Little Rock Purchased Inventory being transferred.

         7.2      INITIAL CLOSING

         At the Initial Closing, the following transactions shall take place:

         (a)      DELIVERIES BY SELLER

         On the Initial Closing Date, Seller shall deliver to Buyer the following:

                  (i)      the Collateral Agreements;

                  (ii) all consents, waivers or approvals theretofore obtained or filings made by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

                  (iii) an opinion or opinions of Counsel for Seller dated the Initial Closing Date with respect to the matters described in Sections 3.1, 3.3 and 3.4 (other than subparagraph (a)(ii)) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Buyer;

                  (iv) a certificate of an appropriate officer of Seller, dated the Initial Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.1(b)(i) and (ii); and

                  (v) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets (other than the Delayed Purchased Assets) to Buyer and to put Buyer in actual possession or control of the Purchased Assets (other than the Delayed Purchased Assets).

         (b)      DELIVERIES BY BUYER

         On the Initial Closing Date, Buyer shall deliver to Seller the following:

                  (i)      the Purchase Price as provided in Section 2.3(a);

                  (ii)     the Collateral Agreements;

                  (iii) an opinion or opinions of Counsel for Buyer (and, as applicable, such Affiliates of Buyer to the extent such Affiliates are executing any of the Collateral Agreements) dated the Initial Closing Date with respect to the matters described in Sections 4.1, 4.2 and 4.3 (other than subparagraph
(a)(ii)) in a form and subject to such exceptions as are customary for transactions similar to those contemplated hereby, which form shall be reasonably acceptable to Seller;

                  (iv) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.1(c)(i) and (ii);

                  (v) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities; and

                  (vi) evidence of the obtaining of, or the filing with respect to, any required approvals set forth on SCHEDULE 4.3(b).

         7.3      DELAYED CLOSINGS

         At each Delayed Closing, the following transactions shall take place:

         (a) DELIVERIES BY SELLER: On each Delayed Closing, Seller shall deliver to Buyer the following:

                  (i) a certificate of an appropriate officer of Seller dated such Delayed Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(b)(i) and (ii); and

                  (ii) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence the sale, transfer, assignment, conveyance and delivery of the Delayed Purchased Assets being so transferred on such Delayed Closing Date to Buyer and to put Buyer in actual possession or control of such Delayed Purchased Assets.

         (b) DELIVERIES BY BUYER: On each Delayed Closing, Buyer shall deliver to Seller the following:

                  (i) the Purchase Price to be paid in accordance with this Agreement in respect of the Delayed Purchased Assets being so transferred on such Delayed Closing Date to Buyer;

                  (ii) a certificate of an appropriate officer of Buyer dated such Delayed Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(c)(i) and (ii); and

                  (iii) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities on such Delayed Closing Date.

         7.4      PLACE OF CLOSINGS

         Each of the Closings shall take place at the offices of Seller, 211 Mt. Airy Road, Basking Ridge, New Jersey 07920, at 10:00 a.m. local time, or at such other place or time as Seller and Buyer may agree upon in writing.

         7.5      CONTEMPORANEOUS EFFECTIVENESS

         All acts and deliveries prescribed by Section 7.2 and 7.3, regardless of chronological sequence within such Sections, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery required under such Sections, and none of such acts or deliveries will be effective until the last of the same has occurred.

         7.6      RISK OF LOSS FOR PURCHASED ASSETS

From the date hereof to the Effective Time on the Initial Closing Date, the Purchased Assets to be purchased and sold on the Initial Closing Date shall be and remain at the risk of Seller. If prior to the Effective Time on the Initial Closing Date, any of such Purchased Assets are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by Governmental Body or other lawful authority, Buyer shall not be required to complete the purchase of such Purchased Asset and shall not be required to pay to Seller the portion of the Purchase Price attributed to such Purchased Asset. In the event that the relevant Purchased Asset has not been destroyed or appropriated, expropriated or seized but merely damaged and Buyer elects to complete the purchase of such asset, the Purchase Price shall be reduced by an amount mutually agreed by the parties or, if mutually agreed to by the parties, Buyer shall pay the full Purchase Price therefor and any proceeds of insurance net of all proven expenses incurred and paid by Seller to obtain payment of such insurance proceeds, shall be paid to Buyer, if previously received, or assigned to Buyer, in either case, as at the Effective Time on the Initial Closing Date.

         7.7      RISK OF LOSS FOR DELAYED SHREVEPORT PURCHASED ASSET

From the date hereof to each Shreveport Delayed Asset Closing Date, the Delayed Shreveport Purchased Assets to be purchased and sold on such Shreveport Delayed Asset Closing Date, shall be and remain at the risk of Seller. If prior to the Effective Time on the applicable Shreveport Delayed Asset Closing Date any Delayed Shreveport Purchased Asset to be purchased and sold on such Shreveport Delayed Asset Closing Date is destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by Governmental Body or other lawful authority, Buyer shall not be required to complete the purchase of such Delayed Shreveport Purchased Asset and shall not be required to pay to Seller the portion of the Purchase Price attributed to such Delayed Shreveport Purchased Asset. In the event that such Delayed Shreveport Purchased Asset has not been destroyed or appropriated, expropriated or seized but merely damaged and Buyer elects to complete the purchase of such asset, the Purchase Price shall be reduced by an amount mutually agreed by the parties or, if mutually agreed to by the parties, Buyer shall pay the full Purchase Price therefor and any proceeds of insurance net of all proven expenses incurred and paid by Seller to obtain payment of such insurance proceeds, shall be paid to Buyer, if previously received, or assigned to Buyer, in either case, as at the Effective Time on the relevant Shreveport Delayed Asset Closing Date.

8.       CONDITIONS PRECEDENT TO CLOSINGS

         8.1      CONDITIONS PRECEDENT TO INITIAL CLOSING

         (a) GENERAL CONDITIONS: The respective obligations of Buyer and Seller to effect the Initial Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Initial Closing, of each of the following conditions:

                  (i) NO INJUNCTIONS. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Collateral Agreements.

                  (ii) ANTITRUST LAWS. Any applicable waiting period under the HSR Act or other applicable antitrust Laws relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated.

         (b) CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS: The obligations of Buyer to effect the Initial Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Initial Closing, of each of the following conditions, any of which may be waived in writing by Buyer:

                  (i) REPRESENTATIONS AND WARRANTIES OF SELLER TRUE AT INITIAL CLOSING. The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby (X) which are qualified by materiality shall be true and correct, and (Y) which are not qualified by materiality shall be true and correct in all material respects, in each case, at and as of the Initial Closing Date, as though such representations and warranties were made at and as of the Initial Closing Date, except (i) as affected by the transactions contemplated hereby and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

                  (ii) PERFORMANCE BY SELLER. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

                  (iii) REQUIRED CONSENTS. Seller shall have obtained all of the Required Consents, except where the failure to obtain such consents, approvals or authorizations, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business taken as a whole.

                   (iv) UNION AGREEMENT. The collective bargaining agreements between Buyer and the Union covering the Transferred Represented Employees shall have been ratified and approved by the requisite majority of the members of the Union and executed by the Union on or before April 30, 2001.

         (c) CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS: The obligations of Seller to effect the Initial Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Initial Closing, of each of the following conditions, any of which may be waived in writing by Seller:

                  (i) REPRESENTATIONS AND WARRANTIES OF BUYER TRUE AT INITIAL CLOSING. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby (X) which are qualified by materiality shall be true and correct, and (Y) which are not qualified by materiality shall be true in all material respects, in each case, at and as of the Initial Closing Date as though such representations and warranties were made at and as of the Initial Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

                  (ii) PERFORMANCE BY BUYER. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Initial Closing, including executing the Collateral Agreements.

         8.2      CONDITIONS PRECEDENT TO DELAYED CLOSINGS

         (a) GENERAL CONDITION. The respective obligations of Buyer and Seller to effect any Delayed Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the applicable Delayed Closing Date, of the condition that no order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits the consummation of the transaction of purchase and sale of the Delayed Purchased Assets to be purchased and sold on such Delayed Closing Date.

         (b) CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of Buyer to effect any Delayed Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the applicable Delayed Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

                  (i) REPRESENTATIONS AND WARRANTIES OF SELLER TRUE AT DELAYED CLOSING. The representations and warranties of Seller contained in Sections 3.1, 3.4, 3.5, 3.6 (with respect to the second and third sentences only and assuming that the applicable Governmental Permit was not previously assigned to Buyer and "Business" as referenced in Section 3.6 shall mean the Business as conducted by Seller immediately prior to the Initial Closing Date), 3.10, 3.11 (with respect to subparagraphs (a), (b) and (c) only and without reference to "Business" therein) and 3.15 (with respect to the first sentence only and with respect to the Delayed Shreveport Purchased Assets only) hereof, to the extent they relate to the Delayed Purchased Assets to be purchased and sold on such Delayed Closing Date (X) which are qualified by materiality shall be true and correct, and (Y) which are not qualified by materiality shall be true in all material respects, in each case, at and as of such Delayed Closing Date except (i) as affected by the transactions contemplated hereby and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

                  (ii) PERFORMANCE BY SELLER. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at such Delayed Closing Date, excluding those obligations and agreements to be performed by Seller and those covenants and conditions to be complied with by Seller at or before (and not beyond) the Initial Closing Date.

         (c) CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller to effect any Delayed Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the applicable Delayed Closing Date, of each of the following conditions, any of which may be waived in writing by Seller:

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.

                  (i) REPRESENTATIONS AND WARRANTIES OF BUYER TRUE AT DELAYED CLOSING. The representations and warranties of Buyer contained in Sections 4.1 and 4.3(a) hereof, to the extent they relate to the Delayed Purchased Assets to be purchased and sold on such Delayed Closing Date (X) which are qualified by materiality shall be true and correct, and (Y) which are not qualified by materiality shall be true in all material respects, in each case, at and as of such Delayed Closing Date.


                  (ii) PERFORMANCE BY BUYER. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at such Delayed Closing Date, excluding those obligations and agreements to be performed by Buyer and those covenants and conditions to be complied with by Buyer at or before (and not beyond) the Initial Closing Date.

9.       STATUS OF AGREEMENTS

         The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

         9.1      EFFECT OF BREACH

         In the event of a material breach of any representation, certification or warranty, or agreement or covenant of Seller under this Agreement that is discovered by Buyer prior to Closing and that cannot be or is not cured by Seller upon prior notice and the passage of a reasonable period of time, Buyer may elect not to proceed with the Closing hereunder, which shall be Buyer's sole remedy for such breach.

         9.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Initial Closing for ****; provided, (i) the representations and warranties set out in Sections **** shall survive, with respect to each item of Principal Equipment, Shreveport Equipment and Purchased Inventory, for **** after the date on which such item of Principal Equipment, Shreveport Equipment or Purchased Inventory is transferred to Buyer in accordance with Section 7.1; (ii) the representations and warranties set out in Sections **** and Sections **** shall survive ****; (iii) the representations and warranties in **** shall survive for a period of **** from the Initial Closing Date; and any claim for any breach of a representation or warranty based on **** may be made at any time. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires.

         9.3      GENERAL AGREEMENT TO INDEMNIFY

         (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto and any director, officer or Affiliate of the other party (each an "INDEMNIFIED PARTY") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "LOSSES") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) the failure of any representation or warranty of such party contained in this Agreement to have been true when made and as of the Initial Closing Date or a Delayed Closing Date, as the case may be, except as expressly provided otherwise in Section 8.1(b)(i), 8.1(c)(i), 8.2(b)(i) and 8.2(c)(i), or (ii) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

         (b) Seller further agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's waiver of any applicable Bulk Sales Laws; and (iii) any claim, demand or liability for the Taxes accruing in connection with the Purchased Assets prior to and including the Initial Closing Date. In addition, Seller agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer arising out of the Cases (as defined in Schedule 3.8(b)) described in Item 3 on Schedule 3.8(b).

         (c) Buyer further agrees to indemnify and hold harmless Seller with respect to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; and (ii) any claim, demand or liability for the Taxes referred to in Section 2.9.

         (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3 and Treasury Reg. Section 1.1060-1T(e)(1)(i) and (e)(1)(ii)(B) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in Section 9.4(a)) both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

         (e) The amount of the Indemnifying Party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, including tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

         (f)      The Indemnifying Party's liability for all claims made under
Section 9.3(a)(i) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed 1% of the Total Aggregate Amount (the "Threshold Amount"), in which case the Indemnifying Party shall be liable for all Losses including the Threshold Amount, and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed 25% of the Total Aggregate Amount. The Indemnified Party may not make a claim for indemnification under Section 9.3(a)(i) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the relevant survival period specified in Section 9.2.

         (g) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the applicable Closing Date in respect of the Purchased Assets transferred on such date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; PROVIDED, HOWEVER, this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement.

         (h) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, PROVIDED, HOWEVER, the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall use reasonable commercial efforts to mitigate their damages.

         (i) The rights to indemnification under Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

         9.4      GENERAL PROCEDURES FOR INDEMNIFICATION

         (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless such failure prevents the Indemnifying Party from effectively contesting the claim in respect of which indemnification is sought). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "THIRD-PARTY CLAIM"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

         (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

         (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, and subject to the limitations set forth in Section 9.3, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such claim by mutual agreement, or, if necessary, by arbitration in a manner reasonably determined by mutual agreement of such parties.

10.      MISCELLANEOUS PROVISIONS

         10.1     NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

         (a) If to Seller, to:      Avaya Inc.

                                    Attn:  Controller
                                    211 Mount Airy Road
                                    Basking Ridge, NJ 07920
                                    Facsimile:  (908) 953-5000

                                    Avaya Inc.
                                    Attn:  General Counsel
                                    211 Mount Airy Road
                                    Basking Ridge, NJ 07920
                                    Facsimile:  (908) 953-5000

         (b) If to Buyer, to:       Celestica Corporation
                                    Pease International Tradeport
                                    ATTN: EXA03
                                    72 Pease Boulevard
                                    Newington, New Hampshire 03801
                                    Attention:  General Manager
                                    Facsimile:  (603) 334-4330

         With a copy to:            Celestica Inc.
                                    12 Concorde Place
                                    7th Floor
                                    Toronto, Ontario
                                    M3C 3R8
                                    Attention: Vice-President and General
                                    Counsel
                                    Facsimile: (416) 448-5444

         10.2     EXPENSES

         Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated. Seller and Buyer shall each be responsible for their respective one-time information technology charges and one-time normal course integration costs incurred in connection with the transactions contemplated under this Agreement or any of the Collateral Agreements.

         10.3     ENTIRE AGREEMENT; MODIFICATION

         The agreement of the parties, which is comprised of this Agreement, the Collateral Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Section 11.4.

         10.4     ASSIGNMENT; BINDING EFFECT; SEVERABILITY

         This Agreement may not be assigned by any party hereto without the other party's written consent; PROVIDED however Buyer shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement in whole or in part at any time and without Seller's consent to any wholly-owned subsidiary of Celestica Inc. incorporated in one of states of the United States of America, provided that Buyer shall not, as a result of such assignment, be discharged from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         10.5     GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

         10.6     EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7     PUBLIC ANNOUNCEMENT

         Upon signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or applicable securities Law disclosure obligations.

         10.8     NO THIRD-PARTY BENEFICIARIES

         Nothing in this Agreement, express or implied, is intended to or shall
(a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

11.      TERMINATION AND WAIVER

         11.1     TERMINATION

         This Agreement may be terminated at any time prior to the Initial Closing Date by:

         (a) MUTUAL CONSENT. The mutual written consent of Buyer and Seller;

         (b) COURT OR ADMINISTRATIVE ORDER. Buyer or Seller if there shall be in effect a non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

         (c) DELAY. Buyer or Seller if the Initial Closing shall not have occurred by June 30, 2001, provided that the terminating party is not otherwise in material default or breach of this Agreement.

         11.2     EFFECT OF TERMINATION

         In the event of the termination of this Agreement in accordance with
Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6, Sections 10.2 and 10.7 and this Section 11.2.

         11.3     WAIVER OF AGREEMENT

         Any term or condition hereof may be waived at any time prior to the applicable Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; PROVIDED, HOWEVER, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         11.4     AMENDMENT OF AGREEMENT

         This Agreement may be amended with respect to any provision contained herein at any time prior to or on the last Closing Date by action of the parties hereto taken by their boards of directors or by their duly authorized officers or employees, whether before or after such party's action; PROVIDED, HOWEVER, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                   AVAYA INC.



                                   By:   /s/ Garry K. McGuire
                                         -------------------------------------
                                   Name: Garry K. McGuire
                                   Title: Chief Financial Officer

                                   CELESTICA CORPORATION




                                   By:    /s/ Rahul Suri
                                          ------------------------------------
                                   Name: Rahul Suri
                                   Title: Authorized Signatory

EXHIBIT A         Form of Assignment and Bill of Sale

                           ASSIGNMENT AND BILL OF SALE

         FOR GOOD AND SUFFICIENT CONSIDERATION, the receipt of which is hereby acknowledged, AVAYA INC., a Delaware corporation ("SELLER"), by these presents GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS, CONVEYS AND DELIVERS to ____________________________, a _______________ corporation ("BUYER"), all right, title and interest in and to all of the [Purchased Assets (other than the Delayed Purchased Assets)][Delayed Purchased Assets], as that term is defined in the Asset Purchase Agreement by and between Seller and Buyer, dated as of February ___, 2001 (the "AGREEMENT") but excluding the Excluded Assets, in accordance with, and subject to, the terms and conditions of the Agreement, which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

         Seller and its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer or as required pursuant to the Agreement in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the [Purchased Assets (other than the Delayed Purchased Assets)][Delayed Purchased Assets] sold, assigned, conveyed, transferred and delivered by this Assignment and Bill of Sale.

         This Assignment and Bill of Sale is subject to the terms and conditions of the Agreement, which are incorporated herein by reference, and shall be binding upon Seller and Buyer, and their respective successors and assigns.

         THIS ASSIGNMENT AND BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Date: __________ __, 2001          AVAYA INC.


                                   By: _______________________________________
                                   Name:
                                   Title:

EXHIBIT B         Form of Assumption Agreement


                              ASSUMPTION AGREEMENT

         Pursuant to that certain Asset Purchase Agreement, dated as of February __, 2001 (the "AGREEMENT"), by and between AVAYA INC., a Delaware corporation ("SELLER"), and ___________________________, a ___________ corporation
("BUYER"), FOR GOOD AND SUFFICIENT CONSIDERATION, the receipt of which is hereby acknowledged, Buyer hereby ACCEPTS, ASSUMES AND AGREES TO PAY, PERFORM OR OTHERWISE DISCHARGE the Assumed Liabilities [(other than the Assumed Liabilities related to the Shreveport Contracts and Licenses and/or the Denver and Little Rock Purchase Orders)][related to the Shreveport Contracts and Licenses and/or the Denver and Little Rock Purchase Orders], but excluding the Excluded Liabilities, in accordance with, and subject to, the terms and conditions of the Agreement, which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings provided in the Agreement.

         This Assumption Agreement is subject to the terms and conditions of the Agreement, which are incorporated herein by reference, and shall be binding upon Seller and Buyer, and their respective successors and assigns.

         THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

Date: __________ __, 2001                            [BUYER]



                                   By: _______________________________________
                                   Name:
                                   Title: